UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Community First, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTRODUCTION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
PROPOSAL 2: ADOPTION OF THE COMMUNITY FIRST, INC. EMPLOYEE STOCK PURCHASE PLAN
EXECUTIVE AND DIRECTOR COMPENSATION
SHAREHOLDER PROPOSALS
OTHER MATTERS
ANNUAL REPORT AND ADDITIONAL INFORMATION
APPENDIX A

COMMUNITY FIRST, INC.
501 South James M. Campbell Boulevard
Columbia, Tennessee 38401
March 31, 2008
Dear Shareholder:
     You are cordially invited to attend the Annual Meeting of Shareholders of Community First, Inc. scheduled for April 29, 2008, at 4:00 p.m., at the Vest Hall located on the campus of Columbia Academy in Columbia, Tennessee at 1101 West 7th Street.
     Details regarding the business to be conducted are described in detail in the attached Notice of Shareholders Meeting and Proxy Statement.
     Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. We ask that you please sign, date and return the enclosed proxy card at your earliest convenience.
     I hope that you will be able to attend the Shareholders Meeting on April 29, 2008.

Sincerely,

Eslick E. Daniel, M.D. Chairman of the Board
Enclosures

COMMUNITY FIRST, INC.
501 South James M. Campbell Boulevard
Columbia, Tennessee 38401
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2008
     Notice is hereby given that the Annual Meeting of Shareholders (the “Shareholders Meeting”) of Community First, Inc., a Tennessee corporation and bank holding company (the “Company”), will be held at the Vest Hall located on the campus of Columbia Academy in Columbia, Tennessee at 1101 West 7th Street, on April 29, 2008, beginning at 4:00 p.m., local time, for the following purposes:
1.	Elect Directors. To elect three (3) individuals to the Board of Directors as Class III directors, each to serve for a three (3) year term and until his successor is duly elected and qualified;

2.	Employee Stock Purchase Plan. To consider and act upon a proposal to adopt the Company’s Employee Stock Purchase Plan; and

3.	Other Business. To transact such other business as may properly come before the Shareholders Meeting or any adjournment or postponement thereof.
     Information regarding the matters to be acted upon at the Shareholders Meeting is contained in the Proxy Statement attached to this Notice.
     Only shareholders of record at the close of business on March 18, 2008 are entitled to notice of, and to vote at, the Shareholders Meeting or any adjournment(s) thereof.
     All shareholders, whether or not they expect to attend the Shareholders Meeting in person, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope. The proxy may be revoked by the person executing the proxy at any time before it is exercised by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Shareholders Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Columbia, Tennessee	Marc R. Lively
March 31, 2008	President and Chief Executive Officer
YOU ARE ENCOURAGED TO ATTEND THE SHAREHOLDERS MEETING IN PERSON. IF YOU ARE UNABLE TO ATTEND THE SHAREHOLDERS MEETING, THE BOARD OF DIRECTORS REQUESTS THAT, AT YOUR EARLIEST CONVENIENCE, YOU COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID REPLY ENVELOPE.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
OF
COMMUNITY FIRST, INC.
TO BE HELD ON
April 29, 2008
INTRODUCTION
Solicitation of Proxies
     This Proxy Statement is being furnished to the shareholders of Community First, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company from holders of the outstanding shares of the common stock of the Company (“Common Stock”) for use at the Annual Meeting of Shareholders of the Company to be held at the Vest Hall of Columbia Academy, 1101 West 7th Street, Columbia, Tennessee 38401, at 4:00 p.m., local time, on Tuesday, April 29, 2008, and at any adjournment or postponement thereof (the “Shareholders Meeting”).
     The Shareholders Meeting is being held to (a) elect three (3) directors of the Company, (b) consider and act upon a proposal to adopt the Company’s Employee Stock Purchase Plan and (c) transact such other business as may properly come before the Shareholders Meeting and any adjournment or postponement thereof. The Board of Directors of the Company knows of no other business that will be presented for consideration at the Shareholders Meeting other than the matters described in this Proxy Statement. This Proxy Statement is dated March 31, 2008, and it and the accompanying notice and form of proxy are first being mailed to the shareholders of the Company on or about March 31, 2008. All costs incurred in connection with preparing, printing, assembling and mailing this Proxy Statement and any accompanying materials used in the solicitation of proxies will be paid by the Company.
Record Date and Revocability of Proxies
     The Company’s Board of Directors has fixed the close of business on March 18, 2008 as the record date for the determination of shareholders entitled to vote at the Shareholders Meeting. As of such date, the Company had 5,000,000 shares of Common Stock authorized, of which 3,182,196 shares were issued and outstanding. Accordingly, only holders of shares of Common Stock at the close of business on such date will be entitled to vote at the Shareholders Meeting. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Shareholders Meeting for each share of Common Stock held of record at the close of business on March 18, 2008.
     Any Shareholder who has given a proxy may revoke it at any time prior to its exercise at the Shareholders Meeting by (a) giving written notice to the Secretary of the Company, (b) properly submitting to the Secretary of the Company a duly executed proxy bearing a later date, or (c) appearing in person at the Shareholders Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401 Attention: Marc R. Lively, President and Chief Executive Officer.
Quorum and Shareholder Vote Required
     A quorum will be present at the meeting if at least 1,591,099 shares of Common Stock are represented in person or by valid proxy at the Shareholders Meeting, which is a majority of the Company’s outstanding shares of Common Stock as of the record date. According to Tennessee law and the Company’s Charter and Bylaws, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Shareholders Meeting, whether those shareholders vote “for”, “against” or “abstain” from voting, together with any broker non-votes, will be counted as present for purposes of determining whether a quorum is present.
     Vote Required for Election of Directors. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Shareholders Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors is elected.
     Vote Required for Adoption of Employee Stock Purchase Plan and Other Matters. The adoption of the Company’s Employee Stock Purchase Plan and any matter other than the election of directors that properly comes before the Shareholders Meeting will be approved if the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against it. A properly executed proxy marked “ABSTAIN” with respect to a proposal will not be voted on that proposal, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, abstaining from voting on the Company’s Employee Stock Purchase Plan and any other proposal that properly comes before the Shareholders Meeting will have no effect on whether the proposal is approved.
     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters (including with respect to the Company’s Employee Stock Purchase Plan) and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
Action to be Taken Under the Proxy
     Proxies in the accompanying form that are properly executed and returned will be voted at the Shareholders Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted (a) “FOR” the election of the three (3) persons specified as nominees for directors of the Company, each of whom will serve for a three year term as discussed below and until his successor is elected and qualified, (b) “FOR” adoption of the Company’s Employee Stock Purchase Plan and (c) in the best judgment of the persons named in the enclosed proxy in connection with the transaction of such other business as may properly come before the Shareholders Meeting or any adjournment(s) thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     Set forth below is information as of March 18, 2008 with respect to beneficial ownership by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director and nominee, (c) the Named Executive Officers identified in the Summary Compensation Table below and (d) all directors and executive officers of the Company as a group:

		Amount and Nature
Name and Address of		of Beneficial		Percent of Outstanding
Beneficial Owner	Description	Ownership (1)		Common Stock
Eslick E. Daniel, MD	Director, Chairman of the	228,194	(2)	7.17%
501 S. James M. Campbell Blvd.	Board of Directors
Columbia, TN 38401
Marc R. Lively	Director, President and	125,592	(3)	3.87%
501 S. James M. Campbell Blvd.	Chief Executive
Columbia, TN 38401	Officer of the Company
	and the Bank
Vasant Gopal Hari	Director	8,100	(4)	*
501 S. James M. Campbell Blvd. Columbia, TN 38401
Roger Witherow	Director	22,805	(5)	*
501 S. James M. Campbell Blvd. Columbia, TN 38401
Fred C. White	Director	91,766	(6)	2.88%
501 S. James M. Campbell Blvd. Columbia, TN 38401
Dinah C. Vire	Director	40,600	(7)	1.27%
501 S. James M. Campbell Blvd. Columbia, TN 38401
Bernard Childress	Director	11,100	(8)	*
501 S. James M. Campbell Blvd. Columbia, TN 38401
Randy Maxwell	Director	18,500	(9)	*
501 S. James M. Campbell Blvd. Columbia, TN 38401
H. Allen Pressnell, Jr.	Director	31,060	(10)	*
501 S. James M. Campbell Blvd. Columbia, TN 38401
Stephen F. Walker	Director	23,106	(11)	*
501 S. James M. Campbell Blvd. Columbia, TN 38401
Dianne Scroggins	Chief Financial	7,988	(12)	*
501 S. James M. Campbell Blvd.	Officer of the Company
Columbia, TN 38401	and the Bank

		Amount and Nature
Name and Address of		of Beneficial		Percent of Outstanding
Beneficial Owner	Description	Ownership (1)		Common Stock
Carl B. Campbell	Senior Vice President	18,964	(13)	*
501 S. James M. Campbell Blvd.	and Chief Credit
Columbia, TN 38401	Officer of the Bank
Michael J. Saporito	Senior Vice President	7,568	(14)	*
501 S. James M. Campbell Blvd.	and Chief Operating
Columbia, TN 38401	Officer of the Bank
Roger D. Stewart	Senior Vice President	8,584	(15)	*
501 S. James M. Campbell Blvd.	and Senior Loan
Columbia, TN 38401	Officer of the Bank
All executive officers and	—	643,925		19.46%
directors as a group (14 persons)

(1)	For the purpose of computing the amount of shares owned by each beneficial owner, shares subject to stock options presently exercisable or which will be exercisable within sixty (60) days of March 18, 2008 held by such beneficial owner are deemed to be outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(2)	Includes 19,200 shares of Common Stock owned by Dr. Daniel’s spouse, 100,000 shares held by the Daniel General Partnership, 7,000 shares held by various relatives which the director serves as custodian, 36,000 shares held by various trusts for which the director serves as trustee, and options to purchase 300 shares of Common Stock.

(3)	Includes 53,326 pledged shares as well as 4,400 shares of Common Stock owned jointly with Mr. Lively’s spouse, 1,000 shares owned by Mr. Lively’s daughter and held by Mr. Lively’s spouse as custodian, 2,500 shares owned by Mr. Lively’s spouse, and options to purchase 59,757 shares of Common Stock.

(4)	Includes 2,800 shares of Common Stock owned by Mr. Hari’s spouse and options to purchase 300 shares of Common Stock.

(5)	Includes 7,667 shares of Common Stock held in an IRA owned by Mr. Witherow’s spouse and options to purchase 300 shares of Common Stock.

(6)	Includes options to purchase 300 shares of Common Stock.

(7)	Includes options to purchase 7,100 shares of Common Stock and 30,000 shares owned by Ms. Vire’s spouse.

(8)	Includes options to purchase 7,100 shares of Common Stock.

(9)	Includes 1,000 shares of Common Stock owned by Mr. Maxwell’s children and options to purchase7,100 shares of Common Stock.

(10)	Includes 2,040 shares of Common Stock owned jointly with Mr. Pressnell’s spouse, and options to purchase 7,100 shares of Common Stock.

(11)	Includes 6,006 shares of Common Stock, which represents Mr. Walker’s share of Walker Family Partnership and options to purchase 7,100 shares of Common Stock.

(12)	Includes options to purchase 7,988 shares of Common Stock.

(13)	Includes options to purchase 11,538 shares of Common Stock.

(14)	Includes options to purchase 7,438 shares of Common Stock.

(15)	Includes options to purchase 3,738 shares of Common Stock.
Section 16(a) Beneficial Ownership Reporting Compliance
     Under federal securities laws, the Company’s directors, executive officers and greater-than-10% shareholders are required to file reports of initial ownership and reports of changes in amounts of Common Stock and other securities of the Company. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year other than the following: Late filings on Form 4 by Marc R. Lively, Carl Campbell, Mike Saporito, Dianne Scroggins and Roger Stewart that were each filed on July 6, 2007 and included one late transaction dated July 2, 2007.

PROPOSAL 1: ELECTION OF DIRECTORS
Directors Standing for Election
     The Board of Directors is divided into three classes (Class I, Class II and Class III). At each annual meeting of shareholders, directors constituting one class are elected for a three-year term. The current Board of Directors is comprised of 10 members. Three members will be elected at the Shareholders Meeting. The Board of Directors has nominated and recommends to the shareholders Marc R. Lively, Eslick E. Daniel, M.D. and Vasant Hari, each of whom is an incumbent Class III director, for election as Class III directors to serve until the annual meeting of shareholders in 2011 and until such time as their respective successors are duly elected and qualified.
     The Board expects each of the nominees to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.
     Information regarding each of the nominees for director is set forth below. Directors’ ages are given as of the date of this Proxy Statement. The Board of Directors recommends that shareholders vote FOR each of the three (3) director nominees set forth below.

Name	Age	Principal Occupation
Marc R. Lively	44	Mr. Lively is the President and Chief Executive Officer of the Company and the Bank. Prior to joining the Bank in 1998, Mr. Lively managed the Tennessee Corporate Banking Group of TransFinancial Bank in Nashville, Tennessee. He was first elected to the Board in 1999.

Eslick E. Daniel, M.D.	66	Mr. Daniel is Chairman of the Board of Directors. He is a retired orthopedic surgeon and founder of Mid-Tennessee Bone and Joint Clinic, P.C. He was first elected to the Board in 1999.

Vasant Hari	59	Mr. Hari is an investor in the hospitality industry. Mr. Hari also serves as director of Community First Title, Inc. He was first elected to the Board in 2000.
Directors Continuing in Office

Name	Age	Principal Occupation
Class I — Directors Whose Terms of Office Will Expire in 2009

Randy Maxwell	51	Mr. Maxwell is Assistant Vice President for Investments of Tennessee Farmers Mutual Insurance Company, a position he has held since 1993. He was first elected to the Board in 1999.

H. Allen Pressnell, Jr.	62	Mr. Pressnell is President and owner of Columbia Rock Products, a position he has held since 1982, and is the Chief Executive Officer and owner of Industrial Contractors Inc., positions he has held since 1982 and 1999, respectively. He was first elected to the Board in 1999.

Name	Age	Principal Occupation
Dinah C. Vire	56	Ms. Vire is the former manager of a physician’s office, a position she held from 1978 to 2007. Ms. Vire was first elected to the Board in 1999.

Class II — Directors Whose Terms of Office will Expire in 2010

Fred C. White	66	Mr. White is currently a local businessman involved primarily in real estate development. From 1976 to 1999, he was the co-owner of Smelter Service Corporation, an aluminum reclamation plant. He was first elected to the Board in 2000.

Roger Witherow	59	Mr. Witherow is President of Roger Witherow & Associates, Inc., a firm specializing in executive and employee fringe benefits. He has held that position since 1976. Mr. Witherow is a registered representative and sells securities through Thoroughbred Financial Services LLC. He was first elected to the Board in 2000.

Bernard Childress	52	Mr. Childress is a former educator. He is currently the Assistant Executive Director of the Tennessee Secondary School Athletic Association, a position he has held since 1995, and is active in community activities through Leadership Maury County, the YMCA, the Rotary Club and the Maury Regional Hospital Advisory Board. He was first elected to the Board in 1999.

Stephen Walker	38	Mr. Walker is the Commercial Property Manager for Walker Family Limited Partnership, a position he has held since 1994, and is active in the Columbia Main Street Corporation. He was first elected to the Board in 1999.
     The Company’s Board of Directors has established procedures for the Company’s shareholders to communicate with members of the Board of Directors. Shareholders can communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Community First, Inc. 501 South James M. Campbell Blvd., Columbia, Tennessee 38401. All such communications will be forwarded directly to such director.
     The Company’s Board of Directors has adopted a policy stating that directors are strongly encouraged to attend the annual meeting of shareholders. In order to encourage director attendance at the annual meeting of shareholders, a meeting of the Board of Directors is typically held the day before or directly after the annual meeting of shareholders. All directors attended the 2007 Annual Meeting of Shareholders except for Fred White.

EXECUTIVE OFFICERS
     Information concerning the Company’s executive officers who are not also directors is set forth below.

Name	Age	Principal Occupation
Dianne Scroggins	48	Ms. Scroggins is Chief Financial Officer of Community First Inc. and Vice President and Chief Financial Officer of the Bank, positions she has held since 1998. Ms. Scroggins serves on the Asset Liability Committee and the Investment Committee. Ms. Scroggins joined the Bank in its organization phase in 1998. Prior to joining the Bank, Ms. Scroggins served as assistant cashier from 1994-1997 and Vice President in 1998 with the Middle Tennessee Bank. She served in many areas of Middle Tennessee Bank, including manager of the credit card department, investment accountant, assisted the Chief Financial Officer in the Finance Department and served on the Asset Liability Committee.

Michael J. Saporito	57	Mr. Saporito is Senior Vice President and Chief Operating Officer of the Bank and has held that position since September of 2004 when he joined the Bank. Mr. Saporito has 35 years of banking experience with several community banks. Prior to joining the Bank, Mr. Saporito served as Senior Vice President and Chief Operation Officer of Ohio Legacy Bank in Wooster, Ohio from 2003 to 2004. He served as Senior Vice President, Chief Operation Officer and Chief Information Officer of Commercial and Savings Bank in Millersburg, Ohio from 2001 to 2003 and Senior Vice President and Senior Operation Officer of The Bank/First Citizens Bank in Cleveland, Tennessee from 1996 to 2001.

Carl B. Campbell	59	Mr. Campbell is Senior Vice President and Chief Credit Officer of the Bank, positions he has held since May 2005. Prior to this time, Mr. Campbell served as the Vice President Commercial Loan Officer of the Bank. Mr. Campbell serves on the Bank’s Loan Committee. Prior to joining the Bank in 2000, Mr. Campbell was an Executive Vice President with Mercantile Bank of Kentucky. Mr. Campbell has held various lending and credit management positions for over the past 35 years.

Roger D. Stewart	44	Mr. Stewart is Senior Vice President and Senior Loan Officer of the Bank, positions he has held since May 2005. Prior to joining the Bank in May of 2005, Mr. Stewart served as Vice President and Commercial Team Leader for the Tennessee Community Banking Group for U.S. Bank, N.A. since November of 2000. Mr. Stewart has held various commercial lending positions over the past 20 years.

CORPORATE GOVERNANCE
Director Nomination Procedure and Director Independence
     The Company seeks to attract and retain highly qualified directors who are willing to commit the time and effort necessary to fulfill their duties and responsibilities as a director of the Company. The Board of Directors desires to maintain flexibility in choosing appropriate board candidates, and therefore has not adopted specific, minimum qualifications that must be met by a recommended nominee for a position on the Company’s Board of Directors. Board candidates are generally considered based on various criteria, including their business and professional skills and experiences, business and social perspective, personal integrity and judgment and other factors the Board of Directors may deem relevant under the circumstances.
     Once the Board of Directors makes the preliminary determination that there is a need for additional Board members to fill vacancies or expand the size of the Board, the independent directors will begin searching for a prospective nominee. After a prospective nominee is identified, the independent directors as a whole make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the independent directors with the recommendation of the prospective candidate, as well as each director’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. If the independent directors determine, in consultation with the other Board members as appropriate, that additional consideration is warranted, they may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report their findings to the entire Board.
     Director nominees are selected by a majority vote of the independent directors, which includes all of the directors except Mr. Lively, all of whom participate in the consideration of director nominees and each of whom the Board has determined is independent under the listing standards of the National Association of Securities Dealers, Inc. (“NASD”). With respect to Mr. Witherow, the Board specifically considered his affiliation with certain entities that provide services to the Company (described in greater detail in the “Certain Relationships and Related Transactions” section of this proxy statement) and determined that, despite such affiliation, he is still independent under NASD listing standards. Given the size and composition of the Company’s Board of Directors, the Company does not have a separate nominating committee or a nominating committee charter.
     The Board will consider nominees for the Board of Directors recommended by shareholders if shareholders comply with the advance notice provisions contained in the Company’s Restated Bylaws. The Board evaluates nominees recommended by shareholders on the same basis as nominees recommended by any other source. Nominations to the Board may be submitted by shareholders of the Company for consideration by the Board of Directors by sending such nomination to: Marc R. Lively, Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401.
Meetings and Committees of the Board of Directors
     The Board of Directors of the Company held 12 regular meetings during 2007. No director of the Company attended fewer than 75% of the aggregate of (a) the total number of board meetings held during 2007 and (b) the total number of committee meetings of the Board of Directors on which he or she served during 2007.
     The Board of Directors of the Company has standing Personnel, Compensation and Audit Committees.
     Personnel Committee. The Board of Directors has a standing Personnel Committee comprised of Bernard Childress, Marc R. Lively, Roger Witherow, H. Allen Pressnell, Jr., Dinah C. Vire and Stephen

Walker. Mr. Pressnell acts as the Chairman of the Personnel Committee. With the exception of Mr. Lively, all of the members of the Personnel Committee are independent directors as defined by the NASD’s listing standards. The Personnel Committee sets policies and oversees certain employee matters relating to the Company except for the executive compensation of Marc R. Lively. The committee held one meeting during 2007.
     Compensation Committee. The Board of Directors has a standing Compensation Committee currently composed of Roger Witherow, Bernard Childress, Eslick Daniel, M.D., Fred C. White, H. Allen Pressnell, Jr., Dinah C. Vire and Stephen Walker. Dr. Daniel acts as the Chairman of the Compensation Committee. This Committee oversees matters relating to the compensation of our Chief Executive Officer. The Compensation Committee has adopted a written charter, which can be viewed on the Company’s website, http://www.cfbk.com. None of the members of the Compensation Committee have at any time been an officer or employee of the Company or any of its subsidiaries. All members of the Compensation Committee are independent directors as defined by the NASD’s listing standards. The committee held two meetings in 2007.
     Audit Committee. The Audit Committee of the Company’s Board of Directors is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and is currently composed of Fred C. White, Randy Maxwell and Dinah C. Vire, each of whom is independent under the NASD’s listing standards and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Mr. White serves as the Chairman for the Audit Committee. The Board of Directors has determined that Mr. White is an “audit committee financial expert” as defined in applicable SEC rules. The committee held six meetings in 2007.
     The Audit Committee assists the Board in fulfilling its responsibility for overseeing the accounting, auditing and financial reporting processes of the Company. The Audit Committee has adopted a written charter, which can be viewed on the Company’s website, http://www.cfbk.com. In addition to other activities, prior to the release of quarterly reports in fiscal year 2007, the Audit Committee also reviewed and discussed the interim financial information contained therein with Crowe Chizek and Company, the Company’s independent auditors (“Crowe Chizek”).
Compensation Committee Interlocks and Insider Participation
     During 2007, Roger Witherow, Bernard Childress, Eslick Daniel, M.D., Fred C. White, H. Allen Pressnell, Jr., Dinah C. Vire and Stephen Walker served on our Compensation Committee, with Dr. Daniel serving as the committee’s chair. None of these individuals has at any time been an officer or employee of the Company or any of its subsidiaries. There are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable regulations of the SEC.
     No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.
Certain Relationships and Related Transactions
     Except as set forth below, there were no related party transactions during 2007, and there are no existing or proposed direct or indirect material transactions between the Company and any of their officers, directors, or any affiliate of the foregoing, except in the ordinary course of the Company’s business.

     The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such banking transactions have not involved more than the normal risk of collection nor do these transactions present other unfavorable features. As of December 31, 2007, the aggregate amount of loans outstanding to directors, executive officers and related parties was approximately $4,159,000.
     In addition, two entities affiliated with Roger Witherow provide services to the Company in various capacities such as insurance broker and benefits advisor. In these capacities, these entities received combined commission payments in an aggregate amount less than $45,000 during fiscal year 2007 from various third parties related to the Company’s insurance policies and benefit plans. The Company’s Board of Directors believes that the insurance policies obtained and the commissions paid to these entities are market competitive.
     Pursuant to the Company’s Audit Committee charter, the Audit Committee is responsible for reviewing and approving and/or ratifying related party transactions, including any transactions that the Company is required to report in its proxy statements under Item 404 of Regulation S-K.
Audit Committee Report
     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
Auditor Independence
     The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with it, the firm’s independence from the Company and its management. The Audit Committee has considered whether the independent registered public accounting firm provision of non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence.
Review of Audited Financial Statements
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Fred C. White, Chair Randy Maxwell
Dinah C. Vire

Relationship with Independent Auditors
     The Audit Committee has selected Crowe Chizek as the Company’s independent, outside auditing firm for 2008. Crowe Chizek is a full-service firm of certified public accountants with expertise in bank holding company auditing. The firm is located in Brentwood, Tennessee.
     The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent accountant to the Company. The policy requires that all services Crowe Chizek may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by Crowe Chizek during fiscal 2007 prior to Crowe Chizek performing such services.
     It is anticipated that a representative of Crowe Chizek will be present at the Shareholders Meeting to respond to appropriate questions. Such representative will have an opportunity to make a statement at the Shareholders Meeting if the representative desires.
Audit and Non-Audit Fees
     For the years ended December 31, 2007 and December 31, 2006, the Company was billed the aggregate fees set forth below by Crowe Chizek:

	2007	2006
Audit Fees (1)	$137,497	$118,200
Audit-Related Fees (2)	15,000	5,000
Tax Fees (3)	21,161	25,270
All Other Fees (4)	71,412	43,555

Total Fees	$245,070	$192,025

1.	Audit Fees include fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K for 2007 and Form 10-K for 2006 and quarterly reports on Form 10-Q for 2007 and 10-Q for 2006 as well as other audit-related assistance.

2.	Audit-Related Fees include fees related to an audit of the collateral for Bank’s Federal Home Loan Bank Advances and in 2006 fees related to the registration statements of the Company filed with the SEC.

3.	Tax Fees include fees related to tax return preparations and other tax related assistance.

4.	All other fees include fees related to the acquisition of The First National Bank of Centerville, the Company’s real estate investment trust (“REIT”) subsidiary for quarterly REIT qualification testing, loan review and other accounting assistance.

PROPOSAL 2: ADOPTION OF THE COMMUNITY FIRST, INC.
EMPLOYEE STOCK PURCHASE PLAN
Background and Purpose
     The Company believes in providing its employees with an opportunity to invest in Common Stock. In this regard, on February 19, 2008, the Board of Directors adopted, subject to shareholder approval, the Community First, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”).
     If shareholder approval of the Stock Purchase Plan is received at the Annual Meeting, the number of shares which may be issued under the Stock Purchase Plan will initially be 100,000, which number of shares may be adjusted for certain changes in capitalization of the Company, including, but not limited to, stock splits, reorganizations, recapitalizations and stock dividends.
     The Stock Purchase Plan provides eligible employees of the Company and its subsidiaries the opportunity to purchase shares of Common Stock on a quarterly basis at a discounted price through accumulated payroll deductions. The purpose of the Stock Purchase Plan is to provide an opportunity for eligible employees to become shareholders. The Board of Directors believes that broad-based employee participation in the ownership of Common Stock will help achieve the unity of purpose conducive to the growth of the Company that comes from equity ownership by the Company’s employees.
Summary of Material Provisions of the Stock Purchase Plan
     The following is a brief summary of the principal features of the Stock Purchase Plan, which is qualified in its entirety by reference to the Stock Purchase Plan itself, a copy of which is attached hereto as Appendix A and incorporated by reference herein.
     Participation, Awards Under the Stock Purchase Plan. Pursuant to the Stock Purchase Plan, all employees of the Company or any of its subsidiaries except those that customarily work 20 hours per week or less and those that customarily work less than five months in any calendar year are eligible to participate in the Stock Purchase Plan. Any employee who owns more than five percent (5%) of the Common Stock, however, is not eligible to participate in the Stock Purchase Plan. The approximate number of employees eligible to participate in the Stock Purchase Plan as of the date of this proxy statement is 149.
     Participating in the Stock Purchase Plan is voluntary, and eligible employees may enroll by specifying the amount of compensation to be deducted during each payroll period for the purchase of shares of Common Stock. The Stock Purchase Plan will operate on the basis of successive periods of three (3) months (i) commencing on July 1 and ending on September 30; (ii) commencing on October 1 and ending on December 31; (iii) commencing on January 1 and ending on March 31; and (iv) commencing on April 1 and ending on June 30. Each of these three month periods are hereafter referred to as an “Option Period”.
     Under the terms of the Stock Purchase Plan, each eligible employee may elect to deduct from his or her compensation, not less than $50.00 and up to 15% of their base pay for each Option Period. The dollar amount deducted is credited to the participant’s Contribution Account (as defined in the Stock Purchase Plan). On the Exercise Date, which is the last trading date of each Option Period, the amount deducted from each participant’s salary over the course of the Option Period will be used to purchase shares of Common Stock at a purchase price (the “Exercise Price”) equal to 95% of the closing market price of the shares of Common Stock on the Exercise Date. Under the Stock Purchase Plan, closing market price for the Common Stock means the last sale price of the Common Stock on a specified date of which the Plan Administrator is aware, or if no sales occurred on that day, the last sale price of the Common Stock of which the Plan Administrator is aware on the most recent date in which a sale of the Common Stock occurred prior to the specified date. If the Common Stock shall become listed for quotation on a national securities exchange, then the closing market price for the Common Stock shall mean the last sale price for the Common Stock on such exchange on the date specified. On each Exercise Date, all options shall be automatically exercised, except for persons whose employment has terminated or who have withdrawn all contributions. If the total number of shares of Common Stock to be purchased by all participants on an Exercise Date exceeds the number of shares of Common Stock remaining authorized for issuance under the Stock Purchase Plan, a pro-rata allocation of the shares of Common Stock available for issuance will be made among the electing participants in proportion to their respective Contribution Account balances on the Exercise Date.
     Options granted under the Stock Purchase Plan are subject to the following limitations: (i) subject to certain adjustments, the maximum number of shares of Common Stock which may be purchased by any participant on an Exercise Date shall be shares having a market value of $10,000 (as determined on the Exercise Date for the Option Period during which such shares are to be purchased); (ii) no participant is allowed to purchase, during any calendar year, stock under the Stock Purchase Plan having a market value in excess of $25,000, as determined on the Grant Date; (iii) no option may be granted to a participant who would own 5% or more of the Common Stock of the Company; and (iv) no participant may assign, transfer or otherwise alienate any options granted to him, except by will or the laws of descent and distribution, and such option must be exercised during the participant’s lifetime only by him.
     To be eligible for or to change the amount of withholding for an Option Period, a participant must have completed an enrollment form specifying the amount to be withheld at least 15 days prior to the commencement of an Option Period. A participant may elect to withdraw from the Stock Purchase Plan and to withdraw the balance of the participant’s Contribution Account by notifying the Company in writing at any time during the Option Period prior to the Exercise Date, provided that the withdrawal request cannot be made during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31. If a participant fails to timely notify the Company of his or her intent to withdraw, the participant’s contributions during such Option Period will be used to purchase shares on the Exercise Date for the benefit of the participant.
     Upon termination of employment as a result of death, disability or retirement (at or after age 65) during an Option Period, no further contributions will be made to a participant’s Contribution Account. In such an event, the participant or his or her legal representative may elect to withdraw the balance of the participant’s Contribution Account by notifying the Company in writing prior to the Exercise Date in the Option Period; provided that the withdrawal request cannot be made during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31. If no such request is timely made, the balance will be used to purchase shares of Common Stock on the succeeding Exercise Date. In the event of a termination of a participant’s employment for a reason other than death, disability or retirement during an Option Period, no further contributions will be made and the remaining balance will be paid in cash to the former employee.
     Amendment and Termination. The Board of Directors may at any time amend the Stock Purchase Plan in any respect, including termination of the Stock Purchase Plan, without notice to participants. If the Stock Purchase Plan is terminated, all options to purchase stock outstanding at the termination date shall become null and void and the balance in each participant’s Contribution Account shall be paid to that participant, without interest. Without the approval of the shareholders of the Company, however, the Stock Purchase Plan may not be amended to increase the number of shares reserved under the Stock Purchase Plan (except pursuant to certain changes in the capital structure of the Company).
     Number of Shares Reserved Under Stock Purchase Plan. The Company has reserved, subject to shareholder approval, 100,000 shares of Common Stock for issuance under the Stock Purchase Plan. The aggregate number of shares of Common Stock reserved under the Stock Purchase Plan and the calculation of the Exercise Price shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable and proportionate manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any such adjustment would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded.
     Rights as a Shareholder. At the time funds are used to purchase Common Stock under the Stock Purchase Plan, a participant shall have all the rights and privileges of a shareholder of the Company with respect to whole shares purchased under the Stock Purchase Plan, whether or not certificates representing such shares have been issued.
     Restrictions on Sale. The Plan Administrator may, in its sole discretion, place restrictions on the sale or transfer of shares of Common Stock purchased under the Stock Purchase Plan during any Option Period by notice to all participants of the nature of such restrictions given in advance of the commencement date of such Option Period. The restrictions may prevent the sale, transfer, or other disposition of any shares of Common Stock purchased during the Option Period for a period of up to two years from the Grant Date, subject to such exceptions as the Plan Administrator may determine (e.g., termination of employment). If a participant requests the issuance of a stock certificate for shares restricted pursuant to the Stock Purchase Plan, the certificate may contain an appropriate legend disclosing the nature and duration of the restriction. Any such restrictions determined by the Plan Administrator shall be applicable equally to all shares of Common Stock purchased during the Option Period for which the restrictions are first applicable and to all shares of Common Stock purchased during subsequent Option Periods until such restrictions lapse or are eliminated by the Plan Administrator.
     Certain Federal Income Tax Consequences. The following is a brief summary of certain U. S. federal income tax aspects of options awarded under the Stock Purchase Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and the exact tax consequences to any participant will depend upon his or her particular circumstances and other factors. Stock Purchase Plan participants must consult their tax advisors with respect to any state, local and foreign tax considerations or particular federal tax implications of options granted under the Stock Purchase Plan.
     The Stock Purchase Plan is intended to qualify for favorable tax treatment under Section 423 of the Code. Pursuant to the Code, participants generally do not immediately recognize income for federal income tax purposes on the amount of the initial discount when shares of Common Stock are purchased. If the recipient of Common Stock under the Stock Purchase Plan disposes of shares before the end of the holding period (two years after the Grant Date), he or she generally will recognize ordinary income in the year of disposition in an amount equal to the difference between his or her purchase price and the market value of the Common Stock on the Exercise Date. The excess (if any) of the amount received upon disposition over the market value on the Exercise Date will be taxed as a capital gain. If a disposition occurs after the expiration of the holding period, the recipient generally will recognize ordinary income in the year of disposition equal to the lesser of (i) the original discount on the shares of Common Stock assuming the shares had been purchased on the Grant Date or (ii) the excess of the fair market value of such shares on the date of disposition over the price paid by the recipient on the Exercise Date. The difference between the amount received upon disposition and the tax basis (i. e., purchase price plus amount taxed as ordinary income) will be treated as a capital gain or a capital loss for tax purposes, as the case may be. The Company generally will not be entitled to a tax deduction for compensation expense of the original sales to participants, but may be entitled to a deduction if a participant disposes of Common Stock received under the Stock Purchase Plan prior to the expiration of the applicable holding period.

The following table set forth certain information as of December 31, 2007 regarding compensation plans under which the Company’s equity securities are available for issuance.

Number of securities
remaining available for
	Number of securities to be		future issuance under
	issued upon exercise of	Weighted average	equity compensation
	outstanding options,	exercise price of	plans
	warrant and	outstanding options,	(excluding securities
	rights	warrants and rights	reflected in (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	257,877	$16.15	286,795
Equity compensation plans not approved by stockholders	—	—	—

	257,877	$16.15	286,795
Conclusion and Recommendation
     The Board of Directors believes it is in the best interests of the Company and its shareholders to adopt the Stock Purchase Plan to help attract and retain key persons of outstanding competence and to further align their interests with those of the Company’s shareholders generally.
     The proposal to adopt the Stock Purchase Plan will be adopted if it receives affirmative votes from a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. The Board of Directors recommends that you vote FOR the approval of the adoption of the Stock Purchase Plan.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
     Overview of Compensation Process. The Compensation Committee of the Company’s Board of Directors (the “Committee”) is comprised of Roger Witherow, Bernard Childress, Eslick Daniel, M.D., Fred C. White, H. Allen Pressnell, Jr., Dinah C. Vire and Stephen Walker, with Dr. Daniel serving as the Committee’s chair. All members of the Committee are non-employee directors, as defined in Rule 16b-3 of the rules promulgated under the Securities and Exchange Act of 1934, as amended and independent directors, as defined in the NASD’s listing standards, in each case as determined by our Board of Directors. In addition to independence considerations, the Board determines Committee membership based on such knowledge, experience and skills that it deems appropriate in order to adequately perform the responsibilities of the Committee.
     The Committee is responsible for setting the compensation of the Chief Executive Officer, overseeing the Board’s evaluation of the performance of our executive officers and administering the Company’s equity-based incentive plans, among other things. The Committee undertakes these responsibilities pursuant to a written charter adopted by the Committee and the Board. No changes were made to the Committee’s charter during 2007. The charter may be viewed in full on the Company’s website, http://www.cfbk.com (under “Corporate Governance ” on the Investor page).
     The Committee periodically reviews executive compensation and the Company’s compensation policies to ensure that the Chief Executive Officer is rewarded appropriately for his contributions to the Company and that the overall compensation strategy supports the objectives and values of our organization, as well as shareholder interests.
     Compensation Philosophy. The fundamental objective of our executive compensation policies is to attract and maintain executive leadership for the Company that will execute our business strategy, uphold our Company values, and deliver results and long-term value to our shareholders. Accordingly, the Committee seeks to develop compensation strategies and programs that will attract, retain, and motivate highly qualified and high-performing executives through compensation that is:
•	Retention-based: Compensation should be designed to maximize the Company’s retention rates for key employees and members of management.

•	Performance-based: A significant component of compensation should be determined based on whether or not the Company meets certain performance criteria that, in the view of the Committee, are aligned with growth in shareholder value.

•	Shareholder-aligned: Equity incentives should be used to align the interests of our executive officers with those of our shareholders.

•	Balanced: Performance-oriented features and retention-oriented features should be balanced so the entire program accomplishes the Company’s pay-for-performance and executive retention objectives.

•	Fair: Compensation levels and plan design should reflect competitive practices, our performance relative to peer companies, and the relationship of compensation levels from one executive to another.

Our executive officers compile and provide information, make recommendations for the Committee’s consideration and assist in the management and administration of our executive benefit plans. Their responsibilities may include, but are not limited to, the following:

•	Recommending grants and awards for key executive officers, other than the Chief Executive Officer;

•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and

•	Providing information to the Committee, including but not limited to (1) information concerning Company and individual performance, (2) information concerning the attainment of our strategic objectives, (3) the common stock ownership of each executive and his or her option holdings, (4) equity compensation plan dilution, (4) compensation “tally sheets,” which are intended to quantify all forms of compensation payable to our executives, and (6) peer group compensation and performance data.
     The Committee’s compensation philosophy for an executive officer emphasizes an analysis of the executive’s performance for the year, projected role and responsibilities, required impact on execution of Company strategy, external pay practices, total cash and total direct compensation positioning, and other factors the Committee deems appropriate. Our philosophy also considers employee retention, vulnerability to recruitment by other companies, and the difficulty and costs associated with replacing executive talent. Based on these objectives, compensation programs for peer companies and the philosophies of the Committee, the Committee has determined that our Company should provide its executives compensation packages comprised of three primary elements: (i) base salary; (ii) annual variable performance awards payable in cash and primarily based on the financial performance of the Company, in accordance with the goals established by the Committee; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between executive officers and our shareholders.
     Components of 2007 Compensation Program. Set forth below are the components to the Company’s 2007 compensation program for our Named Executive Officers. In addition, the Company has entered into an employment agreement with Mr. Lively the material terms of which are described in the “Employment Agreements” section of this proxy statement.
     Target Compensation for Chief Executive Officer. Since 2001, the Committee has retained Professional Bank Services to conduct an annual review of the compensation of our Chief Executive Officer. In November of 2006, the Committee once again retained Professional Bank Services to assist it in reviewing the Company’s compensation strategies and plans for the Chief Executive Officer position in order to determine the appropriate compensation structure for Marc R. Lively for the 2007 fiscal year. At the Committee’s request, Professional Bank Services performed several analyses, including peer and market comparisons.These analyses assisted the Committee in determining if such strategies and plans were advisable based on the Company’s current financial position and strategic goals, as well as developments in corporate governance and compensation design. Professional Bank Services was selected due to its extensive experience in providing compensation consulting services within the financial industry. Additionally, the Committee is not aware of any potential conflicts of interest affecting its consultation services that Professional Bank Services may have with either Board members or Company management
     In order to determine appropriate compensation levels for our Chief Executive Officer, Professional Bank Services conducted a peer group analysis that was primarily based on reported 2006 compensation information for banks in the $200 million to $500 million asset range in the region, including data reported by the Bank Administration Institute, the Kentucky Bankers Association and the Tennessee Bankers Association . Based on survey results, Professional Bank Services determined that the average base salary and total compensation ranges for the senior position in a $200 million to $500 million asset size institution in 2007 in our market, as adjusted for timing, would be as follows:

2007 Base Salary Ranges

Minimum	Mid-Point	Maximum
$157,858	$197,322	$236,786
2007 Total Compensation Ranges

Minimum	Mid-Point	Maximum
$281,752	$314,689	$377,626
     Taking this information into account as well as the compensation objectives and philosophies discussed above, the Committee determined that our Chief Executive Officer’s compensation for 2007 should target the Mid-Point range for salary and between the Minimum and Mid-Point ranges for total compensation.
     Base Salary. We seek to provide base salaries for our executive officers that provide a secure level of guaranteed cash compensation in accordance with their experience, professional status and job responsibilities. Each year the Committee reviews and sets the salary of our Chief Executive Officer, taking into account several factors, including prior year salary, responsibilities, tenure, performance, salaries paid by comparable companies for comparable positions, the Company’s overall pay scale, and the Company’s recent financial performance. Such review typically takes place during the fourth quarter. Additionally, our Chief Executive Officer, in coordination with our human resources department, has historically evaluated (based on the above factors) and set the base salaries of our other Named Executive Officers. An annual evaluation of these salaries has typically been conducted in connection with the anniversary of hire for each executive. The following are 2007 base salaries for our Named Executive Officers, which are presented in comparison to the 2006 base salaries:

Name	2007 Base Salary		2006 Base Salary	Percentage Change
Marc R. Lively	$209,000	(1)	$190,000	10.00%
Dianne Scroggins	95,000	(2)	80,000	18.75%
Michael J. Saporito	127,200	(2)	120,000	6.00%
Carl B. Campbell	127,200	(2)	120,000	6.00%
Roger D. Stewart	127,200	(2)	120,000	6.00%

(1)	Effective January 1, 2007

(2)	Effective January 16, 2007
     Management Incentive Compensation Plan. After consulting with Professional Bank Services, the Committee established a Management Incentive Compensation Plan (“MICP”) for the 2007 fiscal year. The objectives of the MICP included maximizing the Company’s long-term profitability and the return on shareholders equity, promoting teamwork among members of management and encouraging superior individual performance, and providing management with the ability to earn incentive compensation proportional to the Company’s success and their individual contributions.
     The MICP established threshold, objective and superior goals for fiscal 2007 that were based upon achievement of (i) financial objectives relating to return on shareholder’s equity, net interest income, non-interest income, non-interest expense and return on equity and (ii) individual performance goals. Based on these goals, the Chief Executive Officer had the potential to earn 15%, 30% or 45%, respectively, of his base salary for threshold, objective or superior performance and each of the other Named Executive Officers had the potential to earn 10%, 15% or 20%, respectively, of their base salaries for threshold, objective or superior performance. After the determination of the incentive amount payable under the terms of the MICP, the Committee may, in its discretion, adjust the amount of the incentive to reflect partial performance. In January 2008, the Committee reviewed the Company’s results of operations for 2007 and determined that, as a result of the expenses incurred by the Company in connection with its acquisition of The First National Bank of Centerville, the Company had not achieved any of the financial objectives required under the MICP in order for Mr. Lively to be entitled to a cash incentive payment under the MICP. In light of the impact of the acquisition on the Company’s ability to achieve the financial objectives under the MICP, the Committee acknowledged that the expenses related to that acquisition were unexpected and not included in the Committee’s determination to establish the targets under the MICP. As such, the Committee reviewed other areas of the Company’s and Mr. Lively’s performance for 2007 in deciding whether to award Mr. Lively a cash incentive award for 2007. Noting that during 2007 the Company had established the position of holding the leading market share in terms of deposits for Maury County, had successfully consummated the acquisition of The First National Bank of Centerville and had experienced overall growth in assets, both as a result of the acquisition and as a result of organic growth, and acknowledging the efforts of Mr. Lively in achieving these results, the Committee decided to award Mr. Lively a cash incentive award for 2007 performance.
     After reviewing information provided by Professional Bank Services, which included survey information that reflected that cash incentive plans for banks included in the peer group utilized for establishing Mr. Livey’s base salary typically provided for cash incentive payouts ranging from 25% to 40% of the executive’s base salary, and reviewing the Company’s and Mr. Lively’s performance for 2007, the Committee determined to award Mr. Lively a cash incentive payment totaling $83,600, or 40% of his base salary paid in 2007. Based on Mr. Lively’s evaluation of the performance of the other Named Executive Officers for 2007 and factors noted above that were given weight by the Committee in paying Mr. Lively’s cash incentive for 2007, cash incentives in the following amounts were paid to the other Named Executive Officers for 2007 performance:

Name	MICP Award	Percentage of Base Salary
Dianne Scroggins	14,250	15%
Michael J. Saporito	31,800	25%
Carl B. Campbell	31,800	25%
Roger D. Stewart	21,624	17%
     Long-Term Share-Based Incentive Compensation. As described above, one of our key compensation philosophies is that long-term share-based incentive compensation should strengthen and align the interests of our officers and employees with our shareholders because, in the case of stock options, such options have value only to the extent our share price increases over time. The Committee primarily seeks to accomplish this goal by making annual stock option grants to each of the Company’s Named Executive Officers pursuant to the Company’s 1999 Stock Incentive Plan or 2005 Stock Incentive Plan. In July 2007, the Committee made the following non-qualified option grants to our Named Executive Officers:

	Shares Subject to Time-Based
Name	Vesting Option Grant	Exercise Price
Marc R. Lively	4,250	30.00
Dianne Scroggins	2,000	30.00
Michael J. Saporito	2,000	30.00
Carl B. Campbell	2,000	30.00
Roger D. Stewart	2,000	30.00
     Each of these non-qualified options vest ratably over four years and have a 10-year term. The exercise price is based on the market price of the Company’s stock on the date of the grant, which is determined by the last known sale price of the Company’s common stock on the date of the grant.
     Additionally, pursuant to the terms of his employment agreement (discussed below in the “Employment and Change in Control Agreements” section of this proxy statement), the Company was required to grant to Mr. Lively additional options to purchase 3% of the total number of shares issued in the

Company’s offering that commenced during December 2006 and closed during March 2007. On April 4, 2007, the Committee granted Mr. Lively 2,297 shares of restricted stock in lieu of stock options, which shares represented approximately one third of the value of the option award required to be made to Mr. Lively pursuant to the terms of his employment agreement. The Committee made the decision to award restricted shares to Mr. Lively in lieu of options because the reduced number of restricted shares (roughly one-third of the number of options that would have been granted) resulted in less dilution to the Company’s other shareholders and because unlike stock options, restricted shares, do not require the recipient to pay an exercise price to acquire the underlying shares. For companies whose shares have limited trading activity, like the Company, an award recipient that is required to pay cash to exercise stock options may be much more limited in his or her ability to sell a portion of the underlying shares to cover the exercise price than an award recipient from a company whose shares are more heavily traded.
     Retirement Benefits
     401K Plan. Our 401K Plan is a tax-qualified retirement plan pursuant to which all associates, including the Named Executive Officers, after one year of active service and so long as they are scheduled for 1,000+ hours per year, are able to contribute up to the annual limit prescribed by the Internal Revenue Service to the 401K Plan on a before tax basis. For 2007, this amount was $15,500. Prior to 2007, the Company matched 100% of the first 3% of pay that was contributed to the 401K Plan. The Company matched contributions to the 401K Plan vested 20% annually beginning after two (2) years of service, becoming fully vested after six (6) years of service. Beginning in January 1, 2007, the Company started to match 100% of the first 3% of pay and 50% of the next 2% of pay. These matching contributions are 100% vested when made.
     Supplemental Executive Retirement Plan. On August 16, 2005, the Bank approved a Supplemental Executive Retirement Plan (the “SERP”). The SERP, which was established to aid the Company in retention of key executives, will provide each of the Named Executive Officers, except for Mr. Stewart who does not participate in the SERP, with benefits upon retirement, death or disability in certain prescribed circumstances. The specifics of the benefits provided were set forth in a Participation Agreement with each executive, the terms of which are described in detail in the “Pension Benefits in 2006” section of this proxy statement.
     Bank Owned Life Insurance. The Bank has purchased Bank Owned Life Insurance (“BOLI”) on the lives of certain employees, including each of the Named Executive Officers. The purpose of the BOLI plan is to provide the funds necessary to replace the employee(s) due to an unanticipated death. These funds are to aid in locating succession management. As an inducement to retain these individuals until normal retirement, the plan provides for the sharing of the death benefit with their designated beneficiaries from the BOLI plan. The policies provide each participant a death benefit of $25,000 that is assigned to their designated beneficiary. The Bank is the owner of the policies and retains a 100% interest in the cash surrender value of the policies. There are no other benefits to the insured or their beneficiaries under the BOLI plan. Although this benefit does not provide any current remuneration to the executive, it provides the Bank with a mechanism to use to attract, retain and reward highly qualified executives, and it provides further incentive for longevity with the Bank.
     Severance and Change of Control Benefits. We believe that reasonable severance and/or change in control benefits are sometimes necessary in order to recruit and retain effective senior managers. In particular, for our Chief Executive Officer, we believe that reasonable severance benefits reflect the fact that it may be difficult for such executive to find comparable employment within a short period of time, and are a product of a generally competitive recruiting environment within our industry. We also believe that certain change in control benefits are prudent in order to provide an executive security that will likely reduce the reluctance of an executive to pursue a change in control transaction that could be in the best interests of our stockholders. While the Committee will receive this information as part of its annual review of total executive compensation (including contingent compensation), the Committee does not typically consider the value of potential severance and/or change in control benefits when assessing annual compensation as these payouts are contingent and have a primary purpose unrelated to ordinary compensation matters. For a detailed discussion of potential severance and change of control benefits, see the “Potential Payments Upon Termination or Change in Control,” section of this proxy statement.
     Perquisites and Other Benefits. The Company provides certain perquisites to its Chief Executive Officer, including automobile allowances for Mr. Lively, Mr. Saporito, Mr. Campbell and Mr. Stewart and country club membership dues paid on behalf of each of the Named Executive Officers. The aggregate value of such benefits for each Named Executive Officer did not exceed $10,000 for 2007. The Named Executive Officers are also eligible for benefits generally available to and on the same terms as the Company’s employees who are exempt for purposes of the Fair Labor Standards Act, including health insurance, disability insurance, dental insurance, and life insurance.
     Compensation Decisions for 2008.
     Base Salary. In November, 2007, the Committee reviewed and set the 2008 base salary for our Chief Executive Officer. In January, 2008, the Chief Executive Officers also set 2008 base salaries for each of the other Named Executive Officers. The 2008 base salaries for each of our Named Executive Officers, which were established after a review by the Committee of a compensation survey summary prepared by Professional Bank Services similar to the survey used in setting the 2007 compensation levels, but utilizing peer banks with asset sizes ranging from $500 million to $1 billion in light of the Company’s growth in assets, are as follows:

Name	2008 Base Salary(1)
Marc R. Lively	$234,000
Dianne Scroggins	100,700
Michael J. Saporito	135,000
Carl B. Campbell	135,000
Roger D. Stewart	135,000

(1)	Effective January 1, 2007.
     Equity Grants. Effective January 2, 2008, the Committee also granted options to purchase shares of the Company’s common stock pursuant to the terms of the 2005 Stock Incentive Plan to the named executive officers are follows:

	Shares Subject to Time-
Name	Based Vesting Option Grant	Exercise Price
Marc R. Lively	6,500	30.00
Dianne Scroggins	2,000	30.00
Michael J. Saporito	3,000	30.00
Carl B. Campbell	3,000	30.00
Roger D. Stewart	3,000	30.00
     Each of these options vest ratably over four years and have a 10-year term. The exercise price is based on the market price of the Company’s stock on the date of the grant, which is determined by the last known sale price of the Company’s common stock on the date of the grant.
     Amendments to the Company’s 2005 Stock Incentive Plan. Effective January 1, 2008, the Board of Directors also adopted an amendment to the Company’s 2005 Stock Incentive Plan and an amended Form of Incentive Stock Option Agreement in order to allow for the “net-exercise” of options granted thereunder and, with respect to the Company’s 2005 Stock Incentive Plan, to provide that equitable and proportionate adjustments may be made by the Committee to awards granted under the Company’s 2005 Stock Incentive Plan upon the occurrence of certain unusual or nonrecurring events.

     Tax and Accounting Implications
     Deductibility of Executive Compensation. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the incentive plans are generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.
     Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions, which were effective January 1, 2005.
     Accounting for Stock-Based Compensation. Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of FASB Statement 123(R).
Report of the Compensation Committee
     The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
     Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Taking this review and discussion into account, the undersigned Committee members recommended to the Board of Directors that the Board approve the inclusion of the Compensation Discussion and Analysis in our Proxy Statement on Schedule 14A for filing with the SEC.

Submitted by the Compensation Committee of the Board of Directors:

Eslick Daniel, M.D., Chair	Roger Witherow
Stephen Walker	Bernard Childress
Fred C. White	H. Allen Pressnell, Jr.
Dinah C. Vire

Summary Compensation Table
     The table below summarizes the compensation paid or accrued by the Company during the fiscal year ended December 31, 2007 and December 31, 2006 for (i) the Chief Executive Officer; (ii) the Chief Financial Officer; and (iv) the three highest paid executive officers of the Company whose total compensation exceeded $100,000 for fiscal 2007 (collectively, the “Named Executive Officers”).
     The Named Executive Officers were not entitled to receive payments that would be characterized as “Bonus” payments for the fiscal year ended December 31, 2007. Amounts listed under column title “Non-Equity Incentive Plan Compensation”, were determined by the Compensation Committee at its January 2008, meeting and were paid out shortly thereafter.
     Based on the fair value of equity awards granted to Named Executive Officers in fiscal 2007 and the base salary of the Named Executive Officers, “Salary” accounted for between 50-73% of the total compensation of the Named Executive Officers, cash incentive compensation accounted for between 10-20% of the total compensation of the Named Executive Officers, equity incentive compensation accounted for between 6-11% of the total compensation of the Named Executive Officers and benefits accounted for between 3-6% of the total compensation of Named Executive Officers.

						Non-Equity
				Stock	Option	Incentive Plan		All Other
Name and Principal				Awards	Awards	Compensation	Change in	Compensation
Position	Year	Salary	Bonus	(1)(3)	(2)(3)	(4)	Pension Value(5)	(6)	Total
Marc R. Lively (7)	2007	$209,000	—	$22,072	$14,934	$83,600	$65,113	$23,641	$418,360
President and Chief	2006	$190,000	—	$4,844	$5,939	$62,000	$8,187	$18,518	$289,488
Executive Officer

Dianne Scroggins	2007	$95,000	—	—	$9,925	$14,250	$13,768	$4,736	$137,679
Chief Financial Officer	2006	$79,583	—	—	$6,917	$16,000	$3,892	$3,024	$109,416

Michael J. Saporito	2007	$127,200	—	—	$22,762	$31,800	$24,697	$6,630	$213,089
Senior Vice President	2006	$118,125	—	—	$21,117	$24,000	$10,980	$4,600	$178,822
and Chief Operating Officer

Carl B. Campbell	2007	$127,200	—	—	$12,630	$31,800	$32,840	$6,624	$211,094
Senior Vice President	2006	$116,250	—	—	$9,622	$24,000	$13,067	$4,240	$167,179
and Chief Credit Officer

Roger D. Stewart	2007	$127,200	—	—	$18,439	$21,624	—	$6,641	$173,904
Senior Vice President	2006	$118,125	—	—	$14,679	$24,000	—	$2,215	$159,019
and Senior Loan Officer

(1)	The amounts shown in this column represent the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and December 31, 2006 in accordance with FAS 123R and thus include amounts from awards granted in and prior to those years. All grants of restricted stock were made under the Community First, Inc. 2005 Stock Incentive Plan and are subject to individual award agreements, the form of which was previously filed with the SEC.

(2)	The amounts shown in this column represent the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and December 31, 2006 in accordance with FAS 123R and thus include amounts from awards granted in and prior to those years. All grants of options to purchase the Company’s common stock were made under the Community First, Inc. Stock Option Plan 1999 or the Community First, Inc. 2005 Stock Incentive Plan and are subject to individual award agreements, the forms of which were previously filed with the SEC. With respect to Mr. Lively, $2,538 of the amount shown for 2007 represents the dollar amount recognized for financial reporting purposes for options awarded to him during 2007 for his service on the Company’s board of directors.

(3)	Assumptions used in the calculation of these amounts are described in Notes 1 and 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K that was filed with the SEC on March 17, 2008.

(4)	The amounts shown in this column reflect the cash incentive plan compensation earned by each of the Named Executive Officers in 2007, which is discussed in further detail under the heading “Management Incentive Compensation Plan” in the Compensation Discussion and Analysis section of this proxy statement.

(5)	The amounts shown in this column reflect only the actuarial increases in the present value of each Named Executive Officer’s benefits under the Company’s SERP and, as a result, include unvested amounts that the Named Executive Officers may not currently be entitled to receive. The SERP is discussed in further detail under the heading “Supplemental Executive Retirement Plan” in the Compensation Discussion and Analysis section of this proxy statement and below.

(6)	The amounts shown in this column for 2007 include the following:
•	Matching contributions allocated by the Company to each of the Named Executive Officers pursuant to the Company’s 401K Plan in the following amounts: Mr. Lively ($9,253); Ms. Scroggins ($4,417); Mr. Saporito ($6,201); Mr. Campbell ($6,196); and Mr. Stewart ($6,213).

•	Insurance premiums paid on behalf of each of the Named Executive Officers in the following amounts: Mr. Lively ($588); Ms. Scroggins ($319); Mr. Saporito ($428); Mr. Campbell ($428); and Mr. Stewart ($428).

(7)	With respect to Mr. Lively, the “Option Awards” column for 2007 includes $2,538 for option awards made to Mr. Lively as a result of serving as a member of the Company’s board of directors, and the “All Other Compensation” column includes $13,800 for director fees earned during 2007.

Grants of Plan-Based Awards in 2007
     The following table sets forth the grants of plan-based awards that were made to the Named Executive Officers during the fiscal year ended December 31, 2007.

								All Other	All Other		Grant
								Stock	Option	Exercise	Date Fair
								Awards:	Awards:	or Base	Value of
								Number	Number of	Price of	Stock and
		Estimated Possible Payouts Under Non-			Estimated Future Payouts Under			of Shares	Securities	Option	Option
	Grant	Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			of Stock	Underlying	Awards	Awards
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	(2)	(3)
Marc R.	4/4/2007	—	—	—	—	—	—	2297	—	—	$68,910
Lively	7/2/2007	—	—	—	—	—	—	—	4,250	$30.00	$35,955
	N/A	$31,350	$62,700	$94,050	—	—	—	—	—	—	N/A

Dianne	7/2/2007	—	—	—	—	—	—	—	2,000	$30.00	$16,920
Scroggins	N/A	$9,500	$14,250	$19,000	—	—	—	—	—	—	N/A

Michael J.	7/2/2007	—	—	—	—	—	—	—	2,000	$30.00	$16,920
Saporito	N/A	$12,720	$19,080	$25,440	—	—	—	—	—	—	N/A

Carl B.	7/2/2007	—	—	—	—	—	—	—	2,000	$30.00	$16,920
Campbell	N/A	$12,720	$19,080	$25,440	—	—	—	—	—	—	N/A

Roger D.	7/2/2007	—	—	—	—	—	—	—	2,000	$30.00	$16,920
Stewart	N/A	$12,720	$19,080	$25,440	—	—	—	—	—	—	N/A

(1)	The amounts shown in these columns reflect the threshold (15% of base salary for Mr. Lively and 10% of base salary for other Named Executive Officers), target (30% of base salary for Mr. Lively and 15% of base salary for other Named Executive Officers) and maximum (45% of base salary for Mr. Lively and 20% of base salary for other Named Executive Officers) amounts that each of the Named Executive Officers could have earned for the fiscal year ended December 31, 2007 pursuant to the Company’s MICP, which is discussed in further detail under the heading “Management Incentive Compensation Plan” in the Compensation Discussion and Analysis section of this proxy statement. The amounts actually awarded to each of the Named Executive Officers that were paid in lieu of the failure of the Company to achieve any of the performance targets under the MICP are reflected in the Summary Compensation Table.

(2)	Each of the options has an exercise price equal to the fair market value of our common stock at the time of the grant, which is determined by the last known sale price of the Company’s common stock on such date.

(3)	Assumptions used in the calculation of these amounts are described in Notes 1 and 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K that was filed with the SEC on March 17, 2008.

Outstanding Equity Awards at 2007 Fiscal Year-End
     The following table sets forth information concerning (1) unexercised options, (2) stock that has not vested, and (3) equity incentive plan awards for each of the Named Executive Officers that remained outstanding as of December 31, 2007.

		Option Awards						Stock Awards
				Equity					Equity	Equity
				Incentive					Incentive Plan	Incentive Plan
				Plan					Awards:	Awards:
	Number of	Number of		Awards:				Market	Number of	Market or
	Securities	Securities		Number of			Number of	Value of	Unearned	Payout Value of
	Underlying	Underlying		Securities			Shares or	Shares or	Shares, Units	Unearned
	Unexercised	Unexercised		Underlying			Units of	Units of	or Other	Shares, Units or
	Options	Options		Unexercised	Option	Option	Stock That	Stock That	Rights That	Other Rights
				Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	That Have Not
Name	Exercisable	Unexercisable		Options	Price	Date	Vested	Vested	Vested	Vested
Marc R. Lively	19,764	—		—	$5.00	5/17/2009	173 (2)	$5,190	—	—
	38,580	—		—	$12.50	7/21/2014	2,297 (3)	$68,910	—	—
	300	—		—	$25.00	10/6/2015	—	—	—	—
	1,112	3,338	(1)	—	$30.00	7/18/2016	—	—	—	—
	—	4,250	(1)		$30.00	7/2/2017	—	—	—	—

Dianne Scroggins	2,950	—		—	$9.50	4/1/2012	—	—	—	—
	1,800	—		—	$10.00	2/1/2013	—	—	—	—
	1,000	—		—	$13.00	4/27/2014	—	—	—	—
	1,500	—		—	$15.00	12/22/2014	—	—	—	—
	300	—		—	$25.00	10/6/2015	—	—	—	—
	437	1,313	(1)	—	$30.00	7/18/2016	—	—	—	—
	—	2,000	(1)		$30.00	7/2/2017	—	—	—	—

Michael J. Saporito	6,700	—		—	$15.00	12/22/2014	—	—	—	—
	300	—		—	$25.00	10/6/2015	—	—	—	—
	437	1,313	(1)	—	$30.00	7/18/2016	—	—	—	—
	—	2,000	(1)	—	$30.00	7/2/2017	—	—	—	—

Carl B. Campbell	3,000	—		—	$5.00	2/15/2010	—	—	—	—
	2,000	—		—	$9.50	4/1/2012	—	—	—	—
	1,800	—		—	$10.00	2/1/2013	—	—	—	—
	1,000	—		—	$13.00	4/27/2014	—	—	—	—
	3,000	—		—	$15.00	12/22/2014	—	—	—	—
	300	—		—	$25.00	10/6/2015	—	—	—	—
	437	1,313	(1)	—	$30.00	7/18/2016	—	—	—	—
	—	2,000	(1)	—	$30.00	7/2/2017	—	—	—	—

Roger D. Stewart	3,000	—	(1)	—	$24.00	7/18/2015	—	—	—	—
	300	—		—	$25.00	10/6/2015	—	—	—	—
	437	1,313	(1)	—	$30.00	7/18/2016	—	—	—	—
	—	2,000	(1)	—	$30.00	7/2/2017	—	—	—	—

(1)	Options vest at a rate of 25% per year over the first four years of the 10-year option term.

(2)	Restricted shares vest annually in two equal parts beginning on 1/17/2007 and become fully vested on 1/17/2008.

(3)	Restricted shares vest annually in three equal parts beginning on 4/4/2008 and become fully vested on 4/4/2010.

Option Exercises and Stock Vested in 2007
     The following table sets forth information regarding the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended December 31, 2007 for each of the Named Executive Officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Marc R. Lively	—	—	173	$5,190 (1)
Dianne Scroggins	50	$1,025 (2)	—	—
Michael J. Saporito	—	—	—	—
Carl B. Campbell	—	—	—	—
Roger D. Stewart	—	—	—	—

(1)	Based on a market price on January 17, 2007 of $30.00 per share.

(2)	Ms. Scroggins exercised 50 options on May 18, 2007, with an exercise price of $9.50 and a market price of $30.00.
Pension Benefits in 2007
     The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such named executive officer, under the Supplemental Executive Retirement Plan (“SERP”) as of December 31, 2007.

			Present Value of
		Number of Years	Accumulated	Payments During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#) (1)	($) (2)(3)	($)
Marc R. Lively	Supplemental Executive Retirement Plan	9	$141,595	—
Dianne Scroggins	Supplemental Executive Retirement Plan	9	$28,885	—
Michael J. Saporito	Supplemental Executive Retirement Plan	3	$54,733	—
Carl B. Campbell	Supplemental Executive Retirement Plan	7	$71,940	—
Roger D. Stewart (4)	—	—	—	—

(1)	Mr. Campbell is 80% vested in his SERP benefit. None of the other Named Executive Officers are vested in any portion of their SERP Benefit. As discussed below, the SERP benefit becomes 100% vested upon a change in control or in the event of a death or disability.

(2)	The present value of accumulated benefit was calculated in accordance with Accounting Principles Board Opinion No. 12.

(3)	Includes amounts that the Named Executive Officer may not currently be entitled to receive because such amounts are not vested.

(4)	Mr. Stewart does not participate in the SERP.
     Pursuant to Mr. Lively’s SERP Participation Agreement, if Mr. Lively retires after (i) attaining age 55 and (ii) 10 years of service with the Company, he will be entitled to receive an annual benefit equal to 40% of his average base salary during the 24 months prior his retirement for a period of 15 years (payable in equal monthly installments). Based on these conditions, Mr. Lively will become vested in his SERP benefit in October 2008. In the event of a disability, Mr. Lively will become 100% vested in his SERP benefit and, upon reaching age 65, he will be entitled to receive an annual benefit equal to 40% of his average base salary during the 24 months prior to his retirement for a period of 15 years (payable in equal monthly installments).

In the event of death, Mr. Lively will become 100% vested in his SERP benefit and his estate will be entitled to receive a lump sum payment equal to its present value. Upon a change in control of the Company, Mr. Lively will become 100% vested in his SERP benefit. If Mr. Lively’s employment is terminated following a change in control, he will be entitled to receive a lump sum payment equal to the present value of his SERP benefit.
     Pursuant to Ms. Scroggins’ SERP Participation Agreement, if Ms. Scroggins retires after (i) attaining age 60 and (ii) 15 years of service with the Company, she will be entitled to receive an annual benefit equal to 25% of her average base salary during the 24 months prior to her retirement for a period of 10 years (payable in equal monthly installments). Ms. Scroggins also vests 20% annually in her SERP benefit starting with her 11th year of service with the Company. Based on these conditions, Ms. Scroggins will become fully vested in her SERP benefit in October 2013. In the event of a disability, Ms. Scroggins will become 100% vested in her SERP benefit and, upon reaching age 65, she will be entitled to receive an annual benefit equal to 25% of her average base salary during the 24 months prior his retirement for a period of 10 years (payable in equal monthly installments). In the event of death, Ms. Scroggins will become 100% vested in her SERP benefit and her estate will be entitled to receive a lump sum payment equal to its present value. Upon a change in control of the Company, Ms. Scroggins will become 100% vested in her SERP benefit. If Ms. Scroggins’ employment is terminated following a change in control, she will be entitled to receive a lump sum payment equal to the present value of her SERP benefit.
     Pursuant to Mr. Campbell’s SERP Participation Agreement, if Mr. Campbell retires after (i) attaining age 65 and (ii) 8 years of service with the Company, he will be entitled to receive an annual benefit equal to 25% of his average base salary during the 24 months prior his retirement for a period of 10 years (payable in equal monthly installments). Mr. Campbell also vests 20% annually in his SERP benefit starting with his 4th year of service with the Company. Based on these conditions, Mr. Campbell will become vested in his SERP benefit in January 2008. In the event of a disability, Mr. Campbell will become 100% vested in his SERP benefit and, upon reaching age 65, he will be entitled to receive an annual benefit equal to 25% of his average base salary during the 24 months prior to his retirement for a period of 10 years (payable in equal monthly installments). In the event of death, Mr. Campbell will become 100% vested in his SERP benefit and his estate will be entitled to receive a lump sum payment equal to its present value. Upon a change in control of the Company, Mr. Campbell will become 100% vested in his SERP benefit. If Mr. Campbell’s employment is terminated following a change in control, he will be entitled to receive a lump sum payment equal to the present value of his SERP benefit.
     Pursuant to Mr. Saporito’s SERP Participation Agreement, if Mr. Saporito retires after (i) attaining age 65 and (ii) 8 years of service with the Company, he will be entitled to receive an annual benefit equal to 25% of his average base salary during the 24 months prior his retirement for a period of 10 years (payable in equal monthly installments). Mr. Saporito also vests 20% annually in his SERP benefit starting with his 4th year of service with the Company. Based on these conditions, Mr. Saporito will become vested in his SERP benefit in September 2012. In the event of a disability, Mr. Saporito will become 100% vested in his SERP benefit and, upon reaching age 65, he will be entitled to receive an annual benefit equal to 25% of his average base salary during the 24 months prior to his retirement for a period of 10 years (payable in equal monthly installments). In the event of death, Mr. Saporito will become 100% vested in his SERP benefit and his estate will be entitled to receive a lump sum payment equal to its present value. Upon a change in control of the Company, Mr. Saporito will become 100% vested in his SERP benefit. If Mr. Saporito’s employment is terminated following a change in control, he will be entitled to receive a lump sum payment equal to the present value of his SERP benefit.
     As a condition to receiving their SERP benefit, Ms. Scroggins, Mr. Campbell and Mr. Saporito have each agreed not to compete (as defined by the respective Participation Agreements) with the Company for a one-year period following their termination of employment. Mr. Lively is subject to a similar non-competition agreement pursuant to his employment agreement.

     There are no funds invested or set aside for the SERP. It is an unfunded plan that accrues an accounting liability and is a contractual promise to pay a future benefit based on the terms of the plan document. The Company purchased its Bank Owned Life Insurance Plan (“BOLI”) as a way to offset SERP expenses. The BOLI is discussed in further detail under the heading “Bank Owned Life Insurance” in the Compensation Discussion and Analysis section of this proxy statement.
Employment Agreements
     The Company entered into an employment agreement with Mr. Lively on September 20, 2004. The employment agreement was to expire on September 20, 2006 but automatically renews for additional twenty-four month terms unless notice of non-renewal is delivered at least 180 days prior to a renewal date. Neither party to the agreement provided notice to the other of its intent not to renew the agreement within this timeframe, therefore, the agreement has been extended to September 20, 2008. Pursuant to the terms of the employment agreement, Mr. Lively is paid a minimum annual salary of $170,000 and is entitled to receive benefits under the Company’s employee benefit plans and stock option plans. The Company must also reimburse Mr. Lively for business-related travel and entertainment expenses. In addition, if the Company issues Common Stock in a public or private offering during the term of the agreement, other than pursuant to an employee benefit plan or stock option plan or pursuant to a merger or acquisition, the Company must grant to Mr. Lively additional options equal to 3% of the number of shares issued in the offering. Such options will have an exercise price as determined by the Board of Directors at the time of their issue, but in no event shall the exercise price be less than the fair market value of the Common Stock on the date of issuance.
     Mr. Lively’s employment agreement also includes certain change in control and severance provisions, each of which is discussed in detail in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement. In addition, Mr. Lively is subject to certain non-competition and non-solicitation provisions for a period of 12 months following his termination of employment for any reason
Potential Payments Upon Termination or Change in Control
     The discussion and tables below reflect the amount of compensation payable to each of the Named Executive Officers in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, termination following a change in control and in the event of disability or death of the executive is shown below. The amounts assume that such termination was effective as of December 31, 2007, and thus include amounts earned through such time, and are estimates of the awards and amounts that would be paid out to the executives upon their termination. The actual awards and amounts to be paid out can only be determined at the time of such executive’s separation from the Company.
     Payments Made Upon a Voluntary Termination or For Cause Termination. In the event of the voluntary termination or termination for cause of a Named Executive Officer, the executive is entitled to receive amounts earned during his term of employment. Such amounts include:
•	base salary earned through the termination date;

•	non-equity incentive compensation earned through the termination date; and

•	accrued but unpaid leave such as holidays, vacation and sick pay under the Company’s paid leave plan as of the termination date.
     Payments Made Upon Death or Disability. In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed under the heading “Payments Upon Voluntary or For Cause Termination,” the Named Executive Officer will receive benefits under the Company’s disability plan or payments under the Company’s general life insurance plans, as applicable. The Named Executive Officer (or their estate) would also be entitled to receive their SERP benefits on the terms set forth in the applicable

SERP Participation Agreement. In the event of the death of a Named Executive Officer, their designated beneficiary would also be entitled to receive a $25,000 death benefit pursuant to the Company’s BOLI. Additionally, the Company’s employment agreement with Mr. Lively provides that, upon Mr. Lively’s termination of employment as a result of a disability, the Company is required to make bi-weekly disability payments to him equal to two-thirds (2/3) of his bi-weekly rate of base salary on the effective date of such termination. Under such circumstances, the Company will also continue to provide life, medical, dental and disability coverage to Mr. Lively. The disability payments and health care coverage are required to continue until the earlier of (a) the date he returns to the full-time employment of the Company in the same capacity as he was employed prior to his termination or disability and pursuant to an employment agreement between him and the Company; (b) his full-time employment by another employer; (c) his attaining the normal expected retirement age or age 65; or (d) his death.
     Payments Made Upon Retirement. In the event of the retirement of a Named Executive Officer, in addition to the benefits listed under the heading “Payments Upon Voluntary or For Cause Termination,” the Named Executive Officer will be entitled to their SERP benefit, provided that such benefit has vested pursuant to the terms of the applicable SERP Participation Agreement.
     Payments Made Upon a Termination Without Cause or For Good Reason. Pursuant to his employment agreement, if Mr. Lively is terminated without “cause,” if he resigns for certain specified reasons (including demotion or relocation, liquidation or dissolution of the Bank or breach of the agreement by the Bank) or if he is terminated because of the expiration of the term of his employment agreement, he is entitled to receive a lump sum payment equal to 12 months of his then current base salary as well as continued life, medical, dental and disability coverage for a period of 12 months following termination. None of the other Named Executive Officers are entitled to receive severance benefits under these circumstances.
     Payments Made in Connection With a Change in Control. Upon a change in control of the Company, a Named Executive Officer will become 100% vested in their SERP benefit. The Company’s equity incentive plans also provide that, unless otherwise determined by the Company’s Board of Directors in their discretion, all unvested options that have not earlier terminated or expired in accordance with their terms will automatically vest in full, and all outstanding shares of restricted stock will become immediately vested and nonforfeitable.
     In the event of a termination following a change in control of a Named Executive Officer, they will be entitled to receive those benefits listed under the heading “Payments Upon Voluntary or For Cause Termination.” Additionally, pursuant to Mr. Lively’s employment agreement, if Mr. Lively is terminated by the Company without cause following a change in control or if Mr. Lively voluntarily terminates his employment following a change in control for certain reasons, he will be entitled to receive a severance payment equal to an amount that is 2.5 times his “base amount” then currently in effect (calculated in accordance with Section 280G of the Internal Revenue Code of 1986 (the “Code”)). Mr. Lively will also receive additional tax gross up payments in order to compensate for any tax liability imposed on change in control payments to Mr. Lively, to the extent these payments constitute “parachute payments” under Section 280G of the Code.

Marc R. Lively
     The following table shows the potential payments upon termination or a change of control of the Company for Marc R. Lively.

					Termination
					for Good
					Reason or
			Involuntary		Involuntary
			Termination		Termination
			Without		Without
			Cause or		Cause
			Termination		Following a
	Voluntary		for Good	For Cause	Change in
Executive Benefits and	Termination	Retirement	Reason	Termination	Control				Death
Payments Upon	on	on	on	on	on		Disability on		on
Separation	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007		12/31/2007		12/31/2007
Non-equity Incentive Compensation	$83,600	$83,600	$83,600	$83,600	$83,600		$83,600		$83,600
SERP	—	—	—	—	$767,531	(1)	$1,197,000	(2)	$767,531 (1)

Accelerated Vesting of Options (3)	—	—	—	—	—		—		—

Accelerated Vesting of Restricted Stock (3)	—	—	—	—	$74,100		—		—

Cash Severance	—	—	$209,000 (4)	—	$616,443	(5)	$2,949,222	(6)	—
Insurance Benefits (6)	—	—	$10,955 (7)	—	$10,955	(7)	$232,802	(8)	$25,000 (9)
Gross-Up Payment	—	—	—	—	$419,314	(10)	—		—
Total:	$83,600	$83,600	$303,555	$83,600	$1,971,943		$4,462,624		$876,131

(1)	Amount equal to the present value of Mr. Lively’s SERP benefit (applying a 6.5% discount rate), to be paid out in a lump sum.

(2)	Amount shown represents the 100% of Mr. Lively’s SERP benefit, to be paid out in equal monthly installments over a 15-year period upon reaching age 65.

(3)	Assumes accelerated vesting of stock options and restricted stock is triggered upon a change of control (whether or not the executive’s employment is terminated). Accelerated vesting of stock option amounts are calculated as the difference between the market price of our common stock on December 31, 2007 ($30.00 per share) and the respective exercise prices of in-the-money unvested stock options. The market price on December 31, 2007 is also used to calculate accelerated vesting of restricted stock amounts.

(4)	Amount equal to 12 months of Mr. Lively’s annual base salary at December 31, 2007, to be paid out in a lump sum.

(5)	Amount equal to 2.5 times Mr. Lively’s “base amount” (determined in accordance with Section 280G of the Code), to be paid out in a lump sum within 10 days of termination.

(6)	Amount shown assumes that bi-weekly disability payments equal to 2/3 of Mr. Lively’s bi-weekly rate of base salary will be made to Mr. Lively until he reaches age 65 (508 payments of approximately $5,806). Pursuant to his employment agreement, however, these payments would terminate earlier in the event of his (a) return to the full-time employment of the Company in the same capacity as he was employed prior to his termination or disability, (b) full-time employment by another employer or (c) death.

(7)	Pursuant to his employment agreement, the Company is required to provide continued life, medical, dental and disability coverage for a one year period following a termination of employment without cause/for good reason or in connection with a change in control. Amounts are based upon the types of insurance coverage the Company carried for Mr. Lively as of December 31, 2007 and the premiums in effect on such date.

(8)	Pursuant to his employment agreement, the Company is required to provide continued life, medical, dental and disability coverage for Mr. Lively in the event he becomes disabled. Amount shown assumes that insurance coverage will continue until he reaches age 65. Pursuant to his employment agreement, however, this coverage would terminate earlier in the event of his (a) return to the full-time employment of the Company in the same capacity as he was employed prior to his termination or disability, (b) full-time employment by another employer or (c) death.

(9)	Amount to be paid to Mr. Lively’s designated beneficiaries pursuant to the Company’s BOLI.

(10)	Calculated using maximum ordinary income tax rate of 35%.

Other Named Executive Officers
     The following table shows the potential payments upon termination under certain circumstances and a change of control of the Company for Dianne Scroggins, Carl B. Campbell, Michael J. Saporito, and Roger D. Stewart.

		Termination
		Following a Change
Name	Retirement	in Control	Disability		Death
Executive Benefits and Payments Upon	on	on	on		on
Termination	12/31/2007	12/31/2007	12/31/2007		12/31/2007
Dianne Scroggins
Non-equity Incentive Compensation	$14,250	$14,250	$14,250		$14,250
SERP	—	$161,027 (1)	$218,229	(2)	$161,027	(1)
Accelerated Vesting of Options (3)	—	—	—		—

Insurance Benefits (4)	—	—	—		$25,000

Total:	$14,250	$175,277	$232,479		$200,277

Michael J. Saporito
Non-equity Incentive Compensation	$31,800	$31,800	$31,800		$31,800
SERP	—	$226,275 (1)	$306,656	(2)	$226,275	(1)
Accelerated Vesting of Options (3)	—	—	—		—

Insurance Benefits (4)	—	—	—		$25,000

Total:	$31,800	$258,075	$338,456		$283,075

Carl B. Campbell
Non-equity Incentive Compensation	$31,800	$31,800	$31,800		$31,800
SERP	$243,450 (5)	$224,546 (1)	$304,313	(2)	$224,546	(1)
Accelerated Vesting of Options (3)	—	—	—		—

Insurance Benefits (4)	—	—	—		$25,000

Total:	$275,250	$256,346	$336,113		$281,346

Roger D. Stewart
Non-equity Incentive Compensation	$21,624	$21,624	$21,624		$21,624
SERP	—	—	—		—
Accelerated Vesting of Options (3)	—	—	—		—

Insurance Benefits (4)	—	—	—		$25,000

Total:	$21,624	$21,624	$21,624		$46,624

(1)	Amounts shown are equal to the present value of the executive’s SERP benefit (applying a 6.5% discount rate), to be paid out in a lump sum.

(2)	Amount shown represents 100% of the executive’s SERP benefit, to be paid out in equal monthly installments over a 10-year period upon reaching age 65.

(3)	Assumes accelerated vesting of stock options and restricted stock is triggered upon a change of control (whether or not the executive’s employment is terminated). Accelerated vesting of stock option amounts are calculated as the difference between the market price of our common stock on December 31, 2007 ($30.00 per share) and the respective exercise prices of in-the-money unvested stock options.

(4)	Amounts to be paid to the executive’s designated beneficiaries pursuant to the Company’s BOLI.

(5)	The amount shown represents 80% of Mr. Campbell’s SERP benefit, to be paid out in equal monthly installments over a 10-year period upon reaching age 65. For a termination of employment in connection with a change in control, disability or death, amounts shown are equal to the present value of the executive’s SERP benefit, to be paid out in a lump sum.

Director Compensation in 2007
     The following table summarizes the compensation paid with respect to the fiscal year ended December 31, 2007 to each of the Company’s non-employee directors:

					Change in
	Fees				Pension
	Earned				Value and
	or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards (2)	Compensation	Compensation	Compensation	Total
Name (1)	($)	($)	($)	($)	Earnings ($)	($)	($)
Eslick E. Daniel, MD	$25,450	—	$2,538	—	—	—	$27,988
Vasant Gopa Hari	$13,100	—	$2,538	—	—	—	$15,638
Roger Witherow	$22,100	—	$2,538	—	—	—	$24,638
Fred C. White	$24,150	—	$2,538	—	—	—	$26,688
Dinah C. Vire	$15,000	—	$2,538	—	—	—	$17,538
Bernard Childress	$11,950	—	$2,538	—	—	—	$14,488
Randy Maxwell	$17,350	—	$2,538	—	—	—	$19,888
H. Allen Pressnell, Jr.	$20,950	—	$2,538	—	—	—	$23,488
Stephen F. Walker	$12,900	—	$2,538	—	—	—	$15,438

(1)	Director compensation for Mr. Lively is reflected in the Summary Compensation Table of this proxy statement.

(2)	The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes with respect to 2007 in accordance with FAS 123R. The grant date fair value of the option awards, computed in accordance with FAS 123R, for each of the directors was $8.46 per share, or $10,152. All grants of options to purchase the Company’s common stock were made under the Community First, Inc. 2005 Stock Incentive Plan and are subject to individual award agreements, the form of which was previously filed with the SEC. As of December 31, 2007, the aggregate number of option awards outstanding for each of the Company’s non-employee directors was as follows: Dr. Daniel (8,000); Mr. Hari (1,200); Mr. Witherow (1,200); Mr. White (1,200); Ms. Vire (8,000); Mr. Childress (8,000); Mr. Maxwell (8,000); Mr. Pressnell (8,000); and Mr. Walker (8,000). The exercise prices for these options range from $5.00 to $30.00.
The retainers and meeting fees paid to our directors are as follows:

	Current	Previous
Retainers and Fees	(2008)	(2007)
Board member retainer	$4,000	$4,000
Board meeting fee	$650	$650
Committee meeting fee (non-employee directors only)	$300	$300
Executive Committee retainer	$2,000	$2,000

SHAREHOLDER PROPOSALS
     A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company’s annual meeting of shareholders in 2009 and received at the Company’s executive offices no later than December 1, 2008 will be included in the Company’s proxy statement and form of proxy relating to such annual meeting.
     In addition, the Company’s Bylaws contain an advance notice provision that provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide notice thereof to the Secretary of the Company no later than December 1, 2008 and the proposal and the shareholder must comply with Regulation 14A under the Securities Exchange Act of 1934. In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received prior to December 1, 2008, proxies solicited by the Board of Directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.
OTHER MATTERS
     Management of the Company does not know of any matters to be brought before the Shareholders Meeting other than those described in this Proxy Statement. If any other matters properly come before the Shareholders Meeting, the persons named as proxies in the enclosed form of proxy and acting thereunder will vote on such matters in accordance with the recommendation of the Board of Directors.
ANNUAL REPORT AND ADDITIONAL INFORMATION
     All stockholders of record on the record date will receive with this Proxy Statement a copy of our 2007 Annual Report to Shareholders. The Annual Report to Shareholders is not part of the proxy solicitation materials. Any shareholder who desires a copy of our 2007 Annual Report to Shareholders or our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC, may obtain a copy without charge by visiting our website, http://www.cfbk.com, by addressing a request to: Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, Attention: Dianne Scroggins or by calling (931) 380-2265.

APPENDIX A
COMMUNITY FIRST, INC.
EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I.
INTRODUCTION
     1.1 ESTABLISHMENT OF PLAN. Community First, Inc., a Tennessee corporation (the “Company”) with its principal offices located in Columbia, Tennessee, adopts the following employee stock purchase plan for its eligible employees. This Plan shall be known as the Community First, Inc. Employee Stock Purchase Plan.
     1.2 PURPOSE. The purpose of this Plan is to provide an opportunity for eligible employees of the Employer or its Subsidiaries to become shareholders in the Company. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and shareholders.
     1.3 QUALIFICATION. This Plan is intended to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code and is intended to comply with the provisions thereof, including the requirement of Section 423(b)(5) of the Code that all Employees granted options to purchase Stock under the Plan have the same rights and privileges with respect to such options.
     1.4 RULE 16B-3 COMPLIANCE. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.
ARTICLE II.
DEFINITIONS
     As used herein, the following words and phrases shall have the meanings specified below:
     2.1 BOARD OF DIRECTORS. The Board of Directors of the Company.
     2.2 CLOSING MARKET PRICE. The last sale price of the Stock on the date specified of which the Plan Administrator is aware; or if no sales occurred on such day, the last sale price of the Stock of which the Plan Administration is aware on the most recent date in which a sale of such Stock occurred prior to such date; but if Stock shall become listed for quotation on any national securities exchange, including any tier of the Nasdaq Stock Market, then the Closing Market Price of the Stock shall be the last sale price of the Stock on such exchange on the date specified; provided, however, that should there thereafter be any material alteration in the then system of reporting sales prices of such Stock, the Closing Market Price of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.
     2.3 CODE. The Internal Revenue Code of 1986, as amended from time to time.
     2.4 COMMENCEMENT DATE. The first day of each Option Period. The first Commencement Date shall be July 1, 2008.

     2.5 CONTRIBUTION ACCOUNT. The account established on behalf of a Participant to which shall be credited the amount of the Participant’s contribution, pursuant to Article V.
     2.6 EFFECTIVE DATE.                     , 2008.
     2.7 EMPLOYEE. Each employee of the Employer except:
(a)	any employee whose customary employment is twenty (20) hours per week or less; or

(b)	any employee whose customary employment is for not more than five (5) months in any calendar year.
     2.8 EMPLOYER. The Company and any corporation (i) which is a Subsidiary of the Company, (ii) which is authorized by the Board of Directors to adopt this Plan with respect to its Employees, and (iii) which adopts this Plan. The term “Employer” shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided that the surviving or transferee corporation would qualify as a subsidiary under Section 2.18 hereof and that such corporation does not affirmatively disavow this Plan.
     2.9 EXERCISE DATE. The last business day of each Option Period.
     2.10 EXERCISE PRICE. The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.
     2.11 FIVE-PERCENT SHAREHOLDER. An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary thereof. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, as well as stock attributed to the Employee under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under options shall not be counted in the total of outstanding shares in the denominator.
     2.12 GRANT DATE. The first business day of each Option Period.
     2.13 OPTION PERIOD. Successive periods of three (3) months (i) commencing on July 1 and ending on September 30, (ii) commencing on October 1 and ending on December 30, (iii) commencing on January 1 and ending on March 31, and (iv) commencing on April 1 and ending on June 30.
     2.14 PARTICIPANT. Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.
     2.15 PLAN. Community First, Inc. Employee Stock Purchase Plan.
     2.16 PLAN ADMINISTRATOR. The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan. The initial committee shall be the Compensation Committee of the Board of Directors.

     2.17 STOCK. Those shares of common stock of the Company which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.
     2.18 SUBSIDIARY. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain.
ARTICLE III.
SHAREHOLDER APPROVAL
     3.1 SHAREHOLDER APPROVAL REQUIRED. This Plan must be approved by the shareholders of the Company within the period beginning twelve (12) months before and ending twelve (12) months after its adoption by the Board of Directors.
     3.2 SHAREHOLDER APPROVAL FOR CERTAIN AMENDMENTS. Without the approval of the shareholders of the Company, no amendment to this Plan shall increase the number of shares reserved under the Plan, other than as provided in Section 10.3. Approval by shareholders must occur within one (1) year of such amendment or such amendment shall be void ab initio, comply with applicable provisions of the corporate charter and bylaws of the Company, and comply with Tennessee law prescribing the method and degree of shareholder approval required for issuance of corporate stock or options.
ARTICLE IV.
ELIGIBILITY AND PARTICIPATION
     4.1 CONDITIONS. Each Employee shall become eligible to become a Participant on the Commencement Date next following the date of his employment. No Employee who is a Five-Percent Shareholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.
     4.2 APPLICATION FOR PARTICIPATION. Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, he shall complete such form and file it with his Employer no later than fifteen (15) days prior to the next Commencement Date. The completed enrollment form shall indicate the amount of Employee contributions authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of fifteen percent (15%) of base pay). If any Employee does not elect to participate in any given Option Period, he may elect to participate on any future Commencement Date so long as he continues to meet the eligibility requirements.
     4.3 DATE OF PARTICIPATION. All Employees who elect to participate shall be enrolled in the Plan commencing with the first pay date after the Commencement Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

     4.4 ACQUISITION OR CREATION OF SUBSIDIARY. If the stock of a corporation is acquired by the Company or another Employer so that the acquired corporation becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall automatically become an Employer and its Employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be. Notwithstanding the foregoing, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become a participating Employer on a Commencement Date other than the first Commencement Date after the acquisition or creation, or (iii) attach any condition whatsoever to eligibility of the employees of the acquired or newly created Subsidiary, except to the extent such condition would not comply with Section 423 of the Code.
ARTICLE V.
CONTRIBUTION ACCOUNT
     5.1 EMPLOYEE CONTRIBUTIONS. The enrollment form signed by each Participant shall authorize the Employer to deduct from the Participant’s compensation an after-tax amount during each payroll period not less than fifty dollars ($50.00) nor more than an amount which is fifteen percent (15%) of the Participant’s base pay on the Commencement Date. A Participant’s base pay shall be determined before subtracting any elective deferrals to a qualified plan under Section 401(k) of the Code, salary reduction contributions to a cafeteria plan under Section 125 of the Code or elective deferrals to a nonqualified deferred compensation plan. The dollar amount deducted each payday shall be credited to the Participant’s Contribution Account. Participant contributions will not be permitted to commence at any time during the Option Period other than on the Commencement Date. Unless otherwise determined by the Plan Administrator with respect to an Option Period, no interest will accrue on any contributions or on the balance in a Participant’s Contribution Account.
     5.2 MODIFICATION OF CONTRIBUTION RATE. No change shall be permitted in a Participant’s amount of withholding except upon a Commencement Date, and then only if the Participant files a new enrollment form with the Employer at least fifteen (15) days in advance of the Commencement Date designating the desired withholding rate. Notwithstanding the foregoing, a Participant may notify the Employer at any time (except during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31) that he wishes to discontinue his contributions. This notice shall be in writing and on such forms as provided by the Employer and shall become effective as of a date provided on the form not more than fifteen (15) days following its receipt by the Employer. The Participant shall become eligible to recommence contributions on the next Commencement Date.
     5.3 WITHDRAWAL OF CONTRIBUTIONS. A Participant may elect to withdraw the balance of his Contribution Account at any time during the Option Period prior to the Exercise Date (except during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31). The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, further contributions during that Option Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Commencement Date.

     5.4 LIMITATIONS ON CONTRIBUTIONS. During each Option Period, the total contributions by a Participant to his Contribution Account shall not exceed fifteen percent (15%) of the Participant’s base pay for the Option Period. If a Participant’s total contributions should exceed this limit, the excess shall be returned to the Participant after the end of the Option Period, without interest.
ARTICLE VI.
ISSUANCE AND EXERCISE OF OPTIONS
     6.1 RESERVED SHARES OF STOCK. The Company shall reserve one hundred thousand (100,000) shares of Stock for issuance upon exercise of the options granted under this Plan.
     6.2 ISSUANCE OF OPTIONS. On the Grant Date each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limits specified in Section 6.6(a). All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant withdraws the balance of his Contribution Account or which are otherwise terminated under the provisions of this Plan.
     6.3 DETERMINATION OF EXERCISE PRICE. The Exercise Price of the options granted under this Plan for any Option Period shall be ninety-five (95%) of the Closing Market Price of the Stock on the Exercise Date.
     6.4 PURCHASE OF STOCK. On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section 7.1 or who has withdrawn all his contributions shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of whole shares of Stock determined by dividing the Exercise Price into the balance of the Participant’s Contribution Account. Any money remaining in a Participant’s Contribution Account representing a fractional share shall remain in his Contribution Account to be used in the next Option Period along with new contributions in the next Option Period; provided, however, that if the Participant does not enroll for the next Option Period, the balance remaining shall be returned to him in cash, without interest.
     6.5 TERMS OF OPTIONS. Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary; provided, however, that any such provisions shall comply with Section 423 of the Code.
     6.6 LIMITATIONS ON OPTIONS. The options granted hereunder are subject to the following limitations:
     (a) The maximum number of shares of Stock which may be purchased by any Participant on an Exercise Date shall be shares having a market value of ten thousand dollars ($10,000.000) (as determined on the Exercise Date for the Option Period during which such shares are to be purchased). This maximum number of shares shall be adjusted as determined by the Plan Administrator in accordance with, and upon the occurrence of an event described in, Section 10.3.

     (b) No Participant shall be permitted to accrue the right to purchase during any calendar year Stock under this Plan (or any other Plan of the Employer or a Subsidiary which is qualified under Section 423 of the Code) having a market value of greater than twenty-five thousand dollars ($25,000.00) (as determined on the Grant Date for the Option Period during which each such share of Stock is purchased) as provided in Section 423(b)(8) of the Code.
     (c) No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Shareholder.
     (d) No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant’s lifetime only by him.
     6.7 PRO-RATA REDUCTION OF OPTIONED STOCK. If the total number of shares of Stock to be purchased under option by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants, without interest.
     6.8 STATE SECURITIES LAWS. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant’s Contribution Account that would otherwise have been applied to the purchase of Stock.
ARTICLE VII.
TERMINATION OF PARTICIPATION
     7.1 TERMINATION OF EMPLOYMENT. Any Employee whose employment with the Employer is terminated during the Option Period prior to the Exercise Date for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately. The balance of that Participant’s Contribution Account shall be paid to such Participant as soon as practical after his termination. The option granted to such Participant shall be null and void.
     7.2 DEATH. If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant’s Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant died (except during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31). In the event no election to withdraw is made on or before the March 21, June 20, September 20 or December 21 preceding the Exercise Date, the balance accumulated in the deceased Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the legal representative.
     7.3 RETIREMENT. If a Participant should retire from the employment of the Employer at or after attaining age 65, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant retired (except during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31). In the event no election to withdraw is made on or before the March 21, June 20, September 20 or December 21 preceding the Exercise Date, the balance accumulated in the retired Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant.
     7.4 DISABILITY. If a Participant should terminate employment with the Employer on account of disability, as determined by reference to the definition of “disability” in the Employer’s long-term disability plan, no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant became disabled (except during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31). In the event no election to withdraw is made on or before the March 21, June 20, September 20 or December 21 preceding the Exercise Date, the balance accumulated in the disabled Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the disabled Participant.
ARTICLE VIII.
OWNERSHIP OF STOCK
     8.1 STOCK CERTIFICATES. As soon as practical after the Exercise Date, the Plan Administrator will, in its sole discretion, either credit a share account maintained for the benefit of each Participant or issue certificates to each Participant for the number of shares of Stock purchased under the Plan by such Participant during an Option Period. Such determination by the Plan Administrator shall apply equally to all shares of Stock purchased during the Option Period. Certificates may be issued, at the request of a Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant’s family, to the Participant as custodian for the Participant’s child under the Gift to Minors Act, or to the legal representative of a deceased Participant.
     8.2 PREMATURE SALE OF STOCK. If a Participant (or former Participant) sells or otherwise disposes of any shares of Stock obtained under this Plan:
          (i) prior to two (2) years after the Grant Date of the option under which such shares were obtained, or
          (ii) prior to one (1) year after the Exercise Date on which such shares were obtained, that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.
     8.3 RESTRICTIONS ON SALE. The Plan Administrator may, in its sole discretion, place restrictions on the sale or transfer of shares of Stock purchased under the Plan during any Option Period by notice to all Participants of the nature of such restrictions given in advance of the Commencement Date of such Option Period. The restrictions may prevent the sale, transfer or other disposition of any shares of Stock purchased during the Option Period for a period of up to two years from the Grant Date, subject to such exceptions as the Plan Administrator may determine (e.g., termination of employment with the Employer). If certificates are issued pursuant to Section 8.1 for shares that are restricted, the certificates shall, in the discretion of the Plan Administrator, contain a legend disclosing the nature and duration of the restriction. Any such restrictions and exceptions determined by the Plan Administrator shall be applicable equally to all shares of Stock purchased during the Option Period for which the restrictions are first applicable. In addition, such restrictions and exceptions shall remain applicable during subsequent Option Periods unless otherwise determined by the Plan Administrator. If the Plan Administrator should change or eliminate the restrictions for a subsequent Option Period, notice of such action shall be given to all Participants.
     8.4 TRANSFER OF OWNERSHIP. A Participant who purchases shares of Stock under this Plan shall be transferred at such time substantially all of the rights of ownership of such shares of Stock in accordance with the treasury regulations promulgated under Section 423 of the Code as in effect on the Effective Date. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Employer in the event of liquidation, the right to inspect the Employer’s books and the right to pledge or sell such Stock subject to the restrictions in the Plan.
ARTICLE IX.
ADMINISTRATION AND AMENDMENT
     9.1 ADMINISTRATION. The Plan Administrator shall (i) administer the Plan, (ii) keep records of the Contribution Account balance of each Participant, (iii) keep records of the share account balance of each Participant, (iv) interpret the Plan, (v) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration, and (vi) determine whether to place restrictions on the sale and transfer of Stock and the nature of such restrictions, as provided in Section 8.3. The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.
     9.2 AMENDMENT. The Board of Directors of the Employer may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant’s Contribution Account shall be paid to that Participant, without interest. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2 shall become effective until and unless such amendment is approved by the shareholders of the Company in accordance with the approval requirements of Section 3.2.
ARTICLE X.
MISCELLANEOUS
     10.1 EXPENSES. The Employer will pay all expenses of administering this Plan that may arise in connection with the Plan.

     10.2 NO CONTRACT OF EMPLOYMENT. Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.
     10.3 ADJUSTMENT UPON CHANGES IN STOCK. The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable and proportionate manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.
     10.4 EMPLOYER’S RIGHTS. The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
     10.5 LIMIT ON LIABILITY. No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Company or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the Company, an Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.
     10.6 GENDER AND NUMBER. For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.
     10.7 GOVERNING LAW. The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Tennessee, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the treasury regulations promulgated thereunder.
     10.8 HEADINGS. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

     10.9 SEVERABILITY. If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.
     IN WITNESS WHEREOF, the Employer has adopted this Plan, effective                     , 2008.
     Date:                     , 2008.

COMMUNITY FIRST, INC.

By:

ATTEST:

PROXY CARD
REVOCABLE PROXY
COMMUNITY FIRST, INC.
PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 29, 2008.
     The undersigned, having received the Notice of Shareholders Meeting and the Proxy Statement dated April 2, 2008, appoints MARC R. LIVELY and DIANNE SCROGGINS and each of them proxies with full power of substitution and revocation, to represent the undersigned and to vote all shares of Common Stock of Community First, Inc. (the “Company”) which the undersigned is entitled to vote at the Shareholders Meeting to be held on Tuesday, April 29, 2008, beginning at 4:00 p.m., local time, at the Vest Hall located on the campus of Columbia Academy, 1101 West 7th Street, Columbia, Tennessee 38401, and any adjournment(s) thereof, as specified in this Proxy:
1.	Election of Directors
FOR ALL OF THE NOMINEES

WITHHOLD AUTHORITY FOR ALL OF THE NOMINEES
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES, STRIKE A LINE THROUGH HIS OR HER NAME IN THE LIST BELOW:
Class III Directors
Marc R. Lively
Eslick E. Daniel, M.D.
Vasant Hari
2.	Proposal to adopt the Company’s Employee Stock Purchase Plan
FOR AGAINST ABSTAIN
3.	In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting.

     The Board of Directors knows of no other matters that may properly be or which are likely to come or be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters. THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER AS THE NAME APPEARS BELOW AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY, AND TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.
     THE BOARD OF DIRECTORS RECOMMENDS THAT ANY SHAREHOLDER DESIRING TO REVOKE HIS OR HER PROXY AND VOTE IN PERSON AT THE SHAREHOLDERS MEETING ARRIVE AT THE MEETING LOCATION BY 3:00 P.M., LOCAL TIME, TO FACILITATE CONFIRMATION OF NUMBER OF SHARES ELIGIBLE TO VOTE.

DATED:	,	2008

Signature

Signature if held jointly

Please print or type your name
PLEASE SIGN, DATE AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE.
     Please mark here if you plan to attend the Shareholders Meeting.

Please return your signed Proxy to:

Community First, Inc.
501 South James M. Campbell Boulevard
Columbia, Tennessee 38401
Attn: Dianne Scroggins